As filed with the Securities and Exchange Commission on October 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUVEI CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	7389	48-1298435
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1100 René-Lévesque Boulevard West, Suite 900

Montreal, Quebec H3B 4N4

(514) 313-1190

(Address and telephone number of registrant’s principal executive offices)

Nuvei Technologies Inc.

1375 N Scottsdale Rd

Ste 400

Scottsdale, AZ 85257

1 (480) 285-2000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Philip Fayer Nuvei Corporation 1100 René-Lévesque Boulevard West, Suite 900 Montreal, Québec, Canada H3B 4N4 (514) 313-1190	Caitlin Rose Fasken Martineau DuMoulin LLP 800 Square Victoria Suite 3500 Montreal, Québec, Canada H4Z 1E9 (514) 397-5277	Marcel R. Fausten Byron B. Rooney Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Paul Tropp William Michener Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 596-9000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of Québec, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box)

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ At some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.

☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.

☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Subordinate Voting Shares Preferred Shares Debt Securities Warrants Subscription Receipts Units
Total	US$806,195,923	US$806,195,923	US$74,735(3)

(1)

There are being registered under this Registration Statement such indeterminate number of (i) subordinate voting shares, (ii) preferred shares, (iii) debt securities, (iv) warrants, (v) subscription receipts and/or (vi) units comprised of one or more of the securities listed above in any combination as shall have an aggregate initial offering price not to exceed US$806,195,923, representing the aggregate offering price of such securities included in the amended and restated short form shelf prospectus included herein (the “Prospectus”) and not previously sold pursuant to the Prospectus. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Calculated in accordance with Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the United States Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary prospectus supplement has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary prospectus supplement may not be complete and may have to be amended.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus supplement, together with the amended and restated short form base shelf prospectus dated May 20, 2021 to which it relates, as amended or supplemented, and each document incorporated or deemed to be incorporated by reference in this prospectus supplement and in the amended and restated short form base shelf prospectus dated May 20, 2021 for purposes of the distribution of the securities to which this prospectus supplement pertains, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus supplement, and in the amended and restated short form base shelf prospectus dated May 20, 2021 to which it relates, from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Nuvei Corporation at 1100 René-Lévesque Boulevard West, Suite 900, Montreal, Québec, H3B 4N4, Canada, telephone: (514) 313-1190, and are also available electronically at www.sedar.com. See “Documents Incorporated by Reference”.

Subject to completion, dated October 4, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

TO THE AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS

DATED MAY 20, 2021

New Issue	October ●, 2021

NUVEI CORPORATION

1,500,000 Subordinate Voting Shares

This offering (the “Offering”) is the initial public offering of subordinate voting shares (the “Subordinate Voting Shares”) of Nuvei Corporation (the “Company”, “Nuvei”, “us”, “we” or “our”) in the United States and a new issue of Subordinate Voting Shares in Canada. This preliminary prospectus supplement (the “Prospectus Supplement”) together with the amended and restated short form base shelf prospectus dated May 20, 2021 (the “Shelf Prospectus”) qualifies the distribution of an aggregate of 1,500,000 Subordinate Voting Shares (the “Offered Shares”) at a price of US$● per share (the “Offering Price”).

The Offering is being made concurrently in Canada under the terms of the Shelf Prospectus and this Prospectus Supplement and in the United States under the terms of the Company’s registration statement on Form F-10 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”).

Investing in the Subordinate Voting Shares involves significant risk. Prospective investors should consider the risk factors described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in the documents incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus.

Goldman Sachs & Co. LLC	Credit Suisse Securities (USA) LLC	J.P. Morgan Securities LLC

BMO Nesbitt Burns Inc.	RBC Dominion Securities Inc.

Our Subordinate Voting Shares are listed on the Toronto Stock Exchange (the “TSX”) in Canadian dollars under the symbol “NVEI” and in U.S. dollars under the symbol “NVEI.U”. Upon completion of the Offering, the Subordinate Voting Shares listed on the TSX will only be tradable in Canadian dollars under the symbol “NVEI”. On October 1, 2021, the last trading day prior to the date of this Prospectus Supplement, the closing prices of the Subordinate Voting Shares on the TSX were C$154.24 and US$122.00. The Company has applied to list the Subordinate Voting Shares to be registered pursuant to the Registration Statement and its outstanding Subordinate Voting Shares on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “NVEI”. Listing will be subject to the Company fulfilling all of the listing requirements of the Nasdaq.

Price: US $● per Offered Share

	Price to the public(2)		Underwriters’ commission(3)		Net proceeds to the Company
Per Offered Share(1)	US$	●	US$	●	US$	●
Total Offering(4)	US$	●	US$	●	US$	●

(1)	The Offering Price is payable in U.S. dollars, except as may otherwise be agreed to by the Underwriters.
(2)

After deducting the Underwriters’ commission equal to 3.25% of the gross proceeds of the Offering payable by the Company, but before deducting the expenses of the Offering, estimated to be approximately US$●, which expenses will be paid by the Company out of the proceeds of the Offering as agreed upon by the Company. See “Plan of Distribution”.

(3)	The Offering Price was determined by negotiation between us and the Underwriters with reference to the market price of the Subordinate Voting Shares.
(4)

The Company has granted the Underwriters an option, exercisable at any time not later than the 30th day following the Closing Date (as defined below), to purchase up to 225,000 additional Subordinate Voting Shares (representing 15% of the Offered Shares offered hereunder) (the “Additional Shares”) on the same terms as set out above, solely to cover the Underwriters’ over-allocation position, if any, and for market stabilization purposes (the “Option to Purchase Additional Shares”). If the Option to Purchase Additional Shares is exercised in full, the total “Price to the public”, “Underwriters’ commission” and “Net proceeds to the Company” will be US $●, US $●and US $●, respectively. This Prospectus Supplement, together with the Shelf Prospectus, qualifies the grant of the Option to Purchase Additional Shares and the distribution of the Additional Shares to be delivered upon the exercise of the Option to Purchase Additional Shares. A purchaser who acquires Subordinate Voting Shares forming part of an over-allocation position acquires those Subordinate Voting Shares under this Prospectus Supplement, regardless of whether the position is ultimately filled through the exercise of the Option to Purchase Additional Shares or secondary market purchases. See “Plan of Distribution”.

The following table sets out the number of Subordinate Voting Shares that may be sold to the Underwriters pursuant to the Option to Purchase Additional Shares:

Underwriters’ position	Maximum number of shares available	Exercise period	Exercise price
Option to Purchase Additional Shares	225,000 Subordinate Voting Shares	Exercisable not later than the 30th day following the Closing Date	US $● per Subordinate Voting Share

All dollar amounts in this Prospectus Supplement are in United States dollars, unless otherwise indicated. See “Currency and Exchange Rate Information”.

The Offering is being underwritten by Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc. (collectively, the “Underwriters”) pursuant to an underwriting agreement dated October ●, 2021 (the “Underwriting Agreement”).

An investment in the Subordinate Voting Shares involves risks that should be carefully considered by prospective investors before purchasing Subordinate Voting Shares. The risks outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein should be carefully reviewed and considered by prospective investors in connection with any investment in Subordinate Voting Shares. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION OR ANY U.S. REGULATORY AUTHORITY NOR HAVE THESE AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors in the United States should be aware that this Offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus Supplement and the accompanying Shelf Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. The Company prepares financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board; the financial statements incorporated herein have been prepared in accordance with IFRS and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Offered Shares described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States or Canada may not be fully described herein. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations”.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that some of its officers and directors may be residents of a foreign country, that some or all of the Underwriters or experts named in the Registration Statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States. See “Enforcement of Judgments Against Foreign Persons”.

We have two classes of issued and outstanding shares: the Subordinate Voting Shares and the multiple voting shares of the Company (the “Multiple Voting Shares”). The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Subordinate Voting Shares and Multiple Voting Shares are substantially identical, except with respect to voting, conversion and subscription rights and transfer restrictions applicable to the Multiple Voting Shares. Each Subordinate Voting Share is entitled to one vote, and each Multiple Voting Share is entitled to 10 votes and is convertible into one Subordinate Voting Share automatically upon transfer, subject to certain exceptions. Holders of Subordinate Voting Shares and Multiple Voting Shares vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares, except to the extent that a separate vote of holders as a separate class is required by law. The holders of Subordinate Voting Shares benefit from contractual provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares. See “Description of Share Capital – Subordinate Voting Shares and Multiple Voting Shares – Take-Over Bid Protection” in the Shelf Prospectus.

Upon completion of the Offering and assuming no exercise of the Option to Purchase Additional Shares and no other issuances of Subordinate Voting Shares or Multiple Voting Shares as a result of the exercise of options or conversion of shares, the Company’s issued and outstanding share capital will consist of 64,870,281 Subordinate Voting Shares and 76,064,619 Multiple Voting Shares, representing approximately 7.86% and 92.14% of the voting power attached to all issued and outstanding shares, respectively.

The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, if, as and when issued by the Company and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement, as described under “Plan of Distribution”.

Certain legal matters relating to Canadian law with respect to the Offering will be passed upon on the Company’s behalf by Fasken Martineau DuMoulin LLP and on behalf of the Underwriters by McCarthy Tétrault LLP. Certain legal matters relating to United States law with respect to the Offering will be passed upon on the Company’s behalf by Davis Polk & Wardwell LLP and on behalf of the Underwriters by Ropes & Gray LLP.

Certain affiliates of Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc. are lenders and agents in respect of the First Lien Credit Facility (as defined herein). Accordingly, we may be considered a “connected issuer” to Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc. within the meaning of National Instrument 33-105 – Underwriting Conflicts. See “Plan of Distribution – Relationship Between Us and Certain Underwriters”.

Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Subordinate Voting Shares at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price. Any such reduction will not affect the proceeds of this Offering to be received by the Company. See “Plan of Distribution”.

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing of the Offering of the Offered Shares is expected to take place on or about October ●, 2021, or such earlier or later date as the Company and the Underwriters may agree, but in any event no later than ●, 2021 (the “Closing Date”).

It is expected that the Company will arrange for the instant deposit of the Subordinate Voting Shares offered hereby under the book-based system of registration, to be registered to The Depository Trust Company (“DTC”) or its nominee and deposited with DTC on the Closing Date. However, in the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and will be deposited with CDS on the Closing Date. No certificates evidencing the Subordinate Voting Shares offered hereby will be issued to purchasers of the Subordinate Voting Shares. Purchasers of the Subordinate Voting Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through which a beneficial interest in the Subordinate Voting Shares is purchased. See “Plan of Distribution”.

One of our directors, Daniela Mielke, resides outside of Canada and has appointed the Company at 1100 René-Lévesque Boulevard West, Suite 900, Montreal, Québec, H3B 4N4, Canada as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process. See “Enforcement of Judgments Against Foreign Persons”.

Our head and registered office is located at 1100 René-Lévesque Boulevard West, Suite 900, Montreal, Québec, H3B 4N4, Canada, and our telephone number is (514) 313-1190.

TABLE OF CONTENTS FOR THIS PROSPECTUS SUPPLEMENT

TABLE OF CONTENTS FOR THE BASE SHELF PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is composed of two parts. The first part is this Prospectus Supplement, which describes the specific terms of the Offering and adds to and supplements information contained in the accompanying Shelf Prospectus and the documents incorporated by reference therein. The second part is the Shelf Prospectus, which gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the Shelf Prospectus solely for the purpose of this Offering.

Neither the Company nor any of the Underwriters has authorized anyone to provide any information other than that contained or incorporated by reference in this Prospectus Supplement or the accompanying Shelf Prospectus or any relevant free writing prospectus prepared by or on behalf of the Company or to which the Company has referred you. The Company and the Underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. It is important for you to read and consider all information contained in this Prospectus Supplement and the accompanying Shelf Prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that the Company has authorized for use in connection with this Offering, in their entirety before making your investment decision.

If the description of the Offered Shares or any other information varies between this Prospectus Supplement and the accompanying Shelf Prospectus (including the documents incorporated by reference herein and therein), the information in this Prospectus Supplement supersedes the information in the accompanying Shelf Prospectus. The Offered Shares are not being offered in any jurisdiction where the offer or sale is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus Supplement shall not be used by anyone for any purpose other than in connection with the Offering. We do not undertake to update the information contained or incorporated by reference herein or in the Shelf Prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus Supplement or the accompanying Shelf Prospectus and such information is not incorporated by reference herein or therein.

DOCUMENTS INCORPORATED BY REFERENCE

This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of this Offering. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Shelf Prospectus and reference should be made to the Shelf Prospectus for full particulars thereof.

Copies of the documents incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus may be obtained on request without charge from the Corporate Secretary of the Company at 1100 René-Lévesque Boulevard West, Suite 900, Montreal, Québec, H3B 4N4, Canada, telephone: (514) 313-1190, and are also available electronically at www.sedar.com (“SEDAR”) and at www.sec.gov (“EDGAR”).

The following documents, filed by the Company with securities commissions or similar regulatory authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement and the accompanying Shelf Prospectus:

a)	the annual information form of the Company dated March 17, 2021 for the year ended December 31, 2020 (the “Annual Information Form”);

b)	the audited consolidated financial statements of the Company as at and for the years ended December 31, 2020 and 2019, together with the notes thereto and the independent auditor’s report thereon;

c)	the management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2020 (the “Annual MD&A”);

d)

the unaudited condensed interim consolidated financial statements of the Company as at June 30, 2021 and for the three and six months ended June 30, 2021 and 2020, together with the notes thereto (“Interim Financial Statements”);

e)	the management’s discussion and analysis of financial condition and results of operations of the Company for the three and six months ended June 30, 2021 and 2020 (the “Interim MD&A”);

f)	the management information circular of the Company dated April 26, 2021 in connection with the annual meeting of shareholders of the Company held on May 28, 2021;

g)

the material change report of the Company dated March 30, 2021 with respect to the closing of a secondary offering on a bought deal basis of Subordinate Voting Shares for gross proceeds to the selling shareholders of approximately US$552 million; and

h)

the material change report of the Company dated June 17, 2021 with respect to the closing of a secondary offering on a bought deal basis of Subordinate Voting Shares for gross proceeds to the selling shareholders of approximately US$500 million.

Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditor’s report thereon (in each case, including exhibits containing updated earnings coverage information), management’s discussion and analysis and information circulars of the Company, filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus Supplement and for the duration of the Offering, shall be deemed to be incorporated by reference into this Prospectus Supplement. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. In addition, all documents filed on Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus Supplement and prior to the termination of the Offering shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus Supplement forms a part of, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document.

Any statement contained in this Prospectus Supplement, in the accompanying Shelf Prospectus or in any document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement, to the extent that a statement contained herein or in the accompanying Shelf Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or in the accompanying Shelf Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

References to our website in any documents that are incorporated by reference into this Prospectus Supplement and the Shelf Prospectus are inactive textual references only and do not incorporate by reference the information on such website into this Prospectus Supplement or the Shelf Prospectus, and we disclaim any such incorporation by reference.

Any “template version” of any “marketing materials” (each such term as defined in National Instrument 41-101 – General Prospectus Requirements) filed in connection with the Offering after the date hereof but prior to the termination of the distribution of the Offered Shares pursuant to the Offering is deemed to be incorporated by reference in this Prospectus Supplement and in the accompanying Shelf Prospectus.

MARKETING MATERIALS

Before filing the final prospectus supplement in respect of the Offering, Nuvei and the Underwriters intend to hold road shows that potential investors in the United States and in certain of the provinces and territories of Canada will be able to attend. Nuvei and the Underwriters may provide marketing materials to those potential investors in connection with those road shows.

In doing so, Nuvei and the Underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on SEDAR or include or incorporate by reference those marketing materials in the final prospectus supplement in respect of the Offering. To rely on this exemption, Nuvei and the Underwriters must give contractual rights to Canadian investors in the event the marketing materials contain a misrepresentation.

Accordingly, Nuvei and the Underwriters signing the certificate to be contained in the final prospectus supplement in respect of the Offering have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces and territories of Canada), a purchaser resident in a province or territory of Canada who was provided with those marketing materials in connection with the road shows and who purchases Offered Shares under the final prospectus supplement in respect of the Offering during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against Nuvei and each such Underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defences, limitations and other terms of that legislation, as if the misrepresentation was contained in the final prospectus supplement in respect of the Offering.

However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in the final prospectus supplement in respect of the Offering, and (ii) to any “comparables” as such term is defined in National Instrument 41-101 – General Prospectus Requirements in the marketing materials provided in accordance with applicable securities legislation.

U.S. REGISTRATION STATEMENT

The Offering is being made concurrently in Canada pursuant to this Prospectus Supplement and the accompanying Shelf Prospectus and in the United States pursuant to the Registration Statement filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC.

NON-IFRS MEASURES

The Company prepares and reports its financial statements in accordance with IFRS as issued by the International Accounting Standards Board. However, this Prospectus Supplement and the documents incorporated by reference herein include non-IFRS financial measures, namely Adjusted EBITDA, Adjusted net income, Adjusted net income per basic share, and Adjusted net income per diluted share. These measures are not recognized measures under IFRS and do not have standardized meanings prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, the Company provides these measures as additional information to complement IFRS measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under IFRS. Adjusted EBITDA, Adjusted net income, Adjusted net income per basic share, and Adjusted net income per diluted share are used to provide investors with a supplemental measure of the Company’s operating performance and thus highlight trends in Nuvei’s core business that may not otherwise be apparent when relying solely on IFRS measures. The Company’s management also believes that securities analysts, investors and other interested parties frequently use non-IFRS measures in the evaluation of issuers. Nuvei’s management also uses non-IFRS measures in order to facilitate operating performance comparisons from period to period, to prepare annual operating budgets and forecasts and to determine components of management compensation. The Company’s management believes Adjusted EBITDA, Adjusted net income, Adjusted net income per basic share and Adjusted net income per diluted share are important supplemental measures of Nuvei’s performance, primarily because they and similar measures are used widely among others in the payment technology industry as a means of evaluating a company’s underlying operating performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Shelf Prospectus, and the documents incorporated by reference herein and therein, contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases. These forward-looking statements include all matters that are not historical facts. They appear in many places throughout this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, business prospects, growth, strategies and the industry in which we operate.

Although we base the forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein. In addition, even if results and developments are consistent with the forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein, those results and developments may not be indicative of results or developments in subsequent periods. In particular, and without limiting the generality of the foregoing, forward-looking information in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein includes statements relating to:

•	our outlook on total volume, revenue and Adjusted EBITDA for the three-months period ending September 30, 2021 and the year ending December 31, 2021;

•	expectations regarding industry trends and the size and growth rates of addressable markets;

•	our business plans and strategies;

•	addressable markets for our solutions;

•	expected pace of ongoing legislation of regulated online gaming and sports-betting worldwide; and

•	our competitive position in our industry.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.

In particular, our ability to achieve the total volume, revenue and Adjusted EBITDA levels set forth in our outlook is highly uncertain and is subject to a wide variety of factors, both impacting the Company specifically or the broader economy, that could cause actual results to differ from these expectations. Furthermore, the prospective financial information on page 8 of the Interim MD&A has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP, the independent auditor, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information. We believe that the risks and uncertainties impacting our forward-looking statements include, but are not limited to, those described or referenced in the “Risk Factors” section of this Prospectus Supplement or of our Annual Information Form or identified in our Annual MD&A or Interim MD&A and in our subsequent regulatory filings, which include, but are not limited to, the following risks:

•	risks relating to our business and industry, such as the ongoing COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic;

•	the rapid developments and change in our industry;

•	challenges in expanding into new geographic regions outside of Europe, the United States, the U.K. and Canada and continuing our growth within these markets;

•	challenges in retaining existing clients, increasing sales to existing clients and attracting new clients;

•	managing our growth effectively; difficulty to maintain the same rate of revenue growth as our business matures;

•	net losses resulting from significant investments in our business; impact of our indebtedness on our business, financial condition and results of operation; and

•	concentration of our revenue from payment services, as well as risks relating to intellectual property and technology, risks relating to regulation and risks relating to our Subordinate Voting Shares.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein.

Given these risks and uncertainties, you are cautioned not to place substantial weight or undue reliance on these forward-looking statements, particularly our outlook for the quarter ending September 30, 2021 or the year ending December 31, 2021, when making an investment decision. Any forward-looking statement that we make in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein speaks only as of the date hereof or thereof, and, except as required by law, we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Any references to forward-looking statements in this Prospectus Supplement include “forward-looking information” within the meaning of applicable Canadian securities laws.

CURRENCY AND EXCHANGE RATE INFORMATION

We express all amounts in this Prospectus Supplement in U.S. dollars, except where otherwise indicated. References to “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table sets forth, for the periods indicated, the high, low, average and end of period daily rates of exchange for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.

	3-months Ended		Year Ended December 31,
	June 30, 2021	March 31, 2021	2020	2019
	(C$)	(C$)	(C$)	(C$)
Highest rate during the period	1.2617	1.2828	1.4496	1.3600
Lowest rate during the period	1.2040	1.2455	1.2718	1.2988
Average for the period(1)	1.2250	1.2680	1.3415	1.3240
Period end	1.2394	1.2575	1.2732	1.2988

(1)	The average exchange rates are calculated based on the exchange rates on the last business day of each month for the applicable period.

On October 1, 2021, the Bank of Canada daily average exchange rate was US$1.00 = C$1.2654.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the full informational requirements of the securities commissions or similar regulatory authority in all provinces and territories of Canada. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we intend to file with the Canadian provincial and territorial securities commissions or similar regulatory authority. These filings are also electronically available from SEDAR. Except as expressly provided herein, documents filed on SEDAR are not, and should not be considered, part of this Prospectus Supplement or the Shelf Prospectus.

Nuvei has filed with the SEC under the U.S. Securities Act the Registration Statement relating to the Subordinate Voting Shares being offered hereunder, of which this Prospectus Supplement and the accompanying Shelf Prospectus form a part. This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus Supplement but contained in the Registration Statement will be available on EDGAR on the SEC’s website at www.sec.gov.

As a “foreign private issuer”, Nuvei is exempt from the rules under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) prescribing the furnishing and content of proxy statements, and Nuvei’s officers and directors and beneficial owners of 10% or more of its Shares are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Nuvei’s reports and other information filed or furnished with or to the SEC are available on EDGAR at www.sec.gov as well as from certain commercial document retrieval services.

MARKET AND INDUSTRY DATA

Market and industry data presented in this Prospectus Supplement or the Shelf Prospectus or incorporated by reference herein or therein was obtained from third-party sources and industry reports, including Accenture, eMarketer Inc.’s global eCommerce report dated May 2021, Digital Commerce 360, Grand View Research Inc., IMARC Group, Newzoo, Market Research Future and Statista, and from publications, websites and other publicly available information, as well as industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate, including information provided by suppliers, partners, customers and other industry participants.

We believe that the market and industry data presented in this Prospectus Supplement or the Shelf Prospectus, or incorporated by reference herein or therein is accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and industry data presented in this Prospectus Supplement or the Shelf Prospectus, or incorporated by reference herein or therein are not guaranteed and none of us or any of the Underwriters makes any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecasted in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, none of us or any of the Underwriters has independently verified any of the data from third-party sources referred to in this Prospectus Supplement, the Shelf Prospectus or the documents incorporated by reference herein or therein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, industry and other assumptions relied upon by such sources. Market and industry data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, certain of these publications, studies and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.

NUVEI CORPORATION

Our Purpose

Making our world a local marketplace.

Our Business

We are a global provider of payment technology solutions to merchants and partners in North America, Europe, Asia Pacific and Latin America. We believe we are differentiated by our proprietary technology platform, which is purpose-built for high-growth mobile commerce and eCommerce markets. Our focus on technology, innovation and security enables us to design and develop solutions that are tailored for these markets. Our solutions span the entire payments stack and include a fully integrated payments engine with global processing capabilities, a turnkey solution for frictionless checkout experiences and a broad suite of data-driven business intelligence tools and risk management services. Through a single integration, we believe our technology platform makes it simple for merchants and partners to securely accept payments in over 200 markets worldwide with local acquiring in 45 markets and nearly 150 currencies, and for their customers to transact using over 500 alternative payment methods, of which 25 were onboarded in 2020 and 40 were onboarded in 2021, and nearly 40 cryptocurrencies. We employ over 1,230, employees throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. We leverage our deep industry expertise, thought leadership in mobile commerce and eCommerce payments and fast-growing digital payments sales team to serve merchants of all sizes, from small-and-medium sized businesses to large enterprises, operating in some of the most complex verticals across multiple geographic markets. We estimate that Nuvei’s combined total addressable market in terms of total volumes is approximately $20 trillion across various high-growth verticals, including online retail, online marketplaces, digital goods & services, regulated online gaming, social gaming, financial services and travel. “Net Dollar-Based Retention Rate” is an operating metric used in our industry that tracks the performance and is calculated by dividing the gross profit, representing the revenue less the cost of revenue, earned in a specific period by the gross profit we earned from the same customers in the corresponding period of the previous year. Our calculation of “Net Dollar-Based Retention Rate” for a given period only includes gross profit from customers that were customers at the beginning of the corresponding period of the previous year, and excludes gross profit generated by new business onboarded during the last 12 months. For the six months ended June 30, 2021, we had a “Net Dollar-Based Retention Rate” of 127%.

In short, we provide the payment technology and intelligence our merchants and partners need to succeed locally and globally, through one integration.

Our head and registered office is located at 1100 René-Lévesque Boulevard West, Suite 900, Montreal, Québec, H3B 4N4, Canada and our telephone number is (514) 313-1190.

Additional information about our business is included in the documents incorporated by reference into this Prospectus Supplement and the Shelf Prospectus, which are available under our profile on SEDAR and on EDGAR.

Recent Developments

On September 1, 2021, the Company completed (a) the acquisition of SimplexCC Ltd, a leading fiat-cryptocurrency gateway connecting market participants, including exchanges, brokers, wallet and liquidity providers; and (b) the acquisition of Paymentez LLC, a leading payment solution provider in Latin America.

On September 28, 2021, a new lender joined Nuvei’s syndicate under the First Lien Credit Facility and the revolving credit facility was increased to $385,000,000.

On October 1, 2021, the Company announced the appointments of Max Attias as Group Chief Technology Officer, Guillaume Conteville as Chief Marketing Officer and Nikki Zinman as Chief People Officer. Max Attias takes over from Keith Birdsong, who retired effective October 1, 2021.

On October 4, 2021, the Company amended and restated the investor rights agreement dated September 22, 2020, as amended on May 20, 2021 (the “Amended and Restated Investor Rights Agreement”) to provide for registration rights enabling the distribution of securities to the public in the United States.

CEO Grants

In recognition of his instrumental role in the Company’s achievements to date as well as the significant potential impact he is anticipated to make towards achieving the Company’s strategic and business goals going forward, the Board intends to grant Philip Fayer, our Chair and CEO, special awards consisting of 665,000 Performance Share Units (the “PSUs”) and 2,200,000 options to acquire Subordinate Voting Shares pursuant to our Company’s omnibus incentive plan dated February 3, 2021 (the “Omnibus Plan”) to be made upon the Closing (collectively, the “CEO Grants”).

The CEO Grants are structured to vest only when significant share price milestones are met and sustained over a 45 day duration during the applicable vesting periods. More specifically, considering the share price hurdles representing a share price increase of 50%, 100% and 200%, respectively, to achieve the minimum vesting levels, the Company’s total equity value will need to reach approximately US$26 billion, US$35 billion, and US$52 billion, respectively, before there is any vesting of the CEO Grants. There can be no assurance that any such milestones will be obtained and these figures are provided for illustration purposes only based on a fair market value of US$125.00 per Subordinate Voting Share for purposes of such calculations.

The CEO Grants are designed to provide both multi-year retention incentives and to align Company strategy and achievement of business and operating objectives with long-term shareholder value creation. We believe that a payout of the CEO Grants at or above each threshold performance level would result in significant value realized by our shareholders over the performance period due to the rigorous share price hurdles applicable to the CEO Grants, as described below.

The Board has obtained a recommendation from our Governance, Human Resources and Compensation Committee, with the input of its independent compensation consultant, Compensia, Inc. with respect to the CEO Grants. The CEO Grants, together, would represent, in the aggregate, 2.03% of the total issued and outstanding shares upon Closing (assuming target levels of performance and no exercise of the Option to Purchase Additional Shares).

Vesting Conditions

The PSUs and the options will be earned and will vest upon the satisfaction of both a performance-based vesting condition and a time-based vesting condition.

The performance condition applicable to the PSUs will be earned based on the Company’s achievement of a specified share price hurdle representing a share price increase of 50% over the share price on the date of the grant (and subject to anti-dilution adjustments), during the performance period beginning on the date of grant and ending on the Business Day preceding December 31, 2024 (the “Unit Restriction Period”).

The time-based condition applicable to the PSUs will be satisfied in installments as follows, subject to Mr. Fayer’s continued employment as Chief Executive Officer of the Company through vesting date: 33.33% of the PSUs will vest on each of the first, second, and third anniversaries of the grant date.

The performance condition applicable to the options will be earned as follows, provided such conditions are met prior to the date that is six years from the date of the grant: 50% of the options shall performance vest upon the Company’s achievement of a specified share price hurdle representing a share price increase of 100% over the exercise price, and 50% of the options shall performance vest upon the Company’s achievement of a specified share price hurdle representing 200% over the exercise price (in each case, subject to anti-dilution adjustments). The options shall have an exercise price equal to the closing price of Subordinate Voting Shares on the TSX on the trading day immediately preceding the date of grant.

The time-based condition applicable to the options will be satisfied in installments as follows, subject to Mr. Fayer’s continued employment as Chief Executive Officer of the Company through each applicable vesting date: 25% of the options will time vest on each of the first, second, third and fourth anniversary of the grant date. The options shall have a term of ten years, subject to early expiry in the event that the performance hurdles have not been achieved within the six year time frame.

Achievement of the applicable share price hurdle will occur on the date that the Company certifies that the average closing price per share of the Company’s Subordinate Voting Shares, as reported on the Nasdaq, during any 45 consecutive trading day period during the performance period exceeded the applicable share price hurdle for such tranche. Such achievement will be reviewed, and any certifications will be made, within 30 days after the end of each fiscal quarter of the Company. Any PSUs for which both the performance condition and the time-based condition have been satisfied will be settled in Subordinate Voting Shares as soon as practicable, but in any event no later than the end of the Unit Restriction Period. Any PSUs or options for which the threshold share price hurdle is not achieved prior to the end of the performance period will be forfeited in their entirety.

The applicable share price hurdles will be adjusted to reflect any subdivision, consolidation, reclassification, reorganization or similar event under the Omnibus Plan. The terms of the Omnibus Plan are described in further detail under “Executive Compensation – Long Term Incentive Plans” of our management information circular incorporated by reference in this Prospectus Supplement.

Early Termination

In the event that Mr. Fayer is terminated other than for cause, death or incapacity, all vested PSUs and options shall expire on the earlier of (i) 90 days after the effective date of termination; and (ii) the expiry date of such PSUs and options, and all PSUs and options that have not yet vested shall expire immediately upon such termination.

In the event that Mr. Fayer is terminated for cause, all vested and unvested PSUs and options shall terminate effective as of the date of termination. If Mr. Fayer retires or resigns, all vested and unvested PSUs and options shall terminate effective as of the date of resignation.

In the case of death or disability, all vested PSUs and options shall expire on the earlier of (i) 90 days after the effective date of such event; and (ii) the expiry date of such PSUs and options, and all PSUs and options that have not yet vested shall expire immediately upon such event.

In the event of a Change in Control (as defined in the Omnibus Plan), any portion of the PSUs or options, as applicable, for which the share price hurdle has not been previously satisfied will be deemed earned to the extent the price per share (plus the value of any other consideration received by the Company’s shareholders) pursuant to such change of control transaction equals or exceeds the share price hurdle applicable to such PSUs or options, as applicable. If the transaction price falls between the two price hurdles applicable to the options, a pro rata portion of the tranche of options that is subject to the higher of such two price hurdles will be deemed earned using linear interpolation, and any other options will be forfeited in their entirety.

Clawback Policy

On October 4, 2021, the Company implemented a formal clawback policy as an additional approach to mitigate compensation risk. The clawback policy enables the Board to require reimbursement of all or a portion of compensation received by an executive officer pursuant to awards made under the Company’s short-term and long-term incentive plans in the event of either of the following: (a) There has been a restatement of the Company’s financial statements; and the amount of the incentive compensation paid or awarded to an Executive Officer would have been lower if it was calculated based on the achievement of certain financial results that were subsequently the subject of or affected by the restatement of the Company’s financial statements; or (b) the executive officer engaged in misconduct (including fraud, negligence, or material non-compliance with legal requirements or the Company’s Code of Ethics).

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined by the SEC. As a result, we will be exempt from certain provisions of the U.S. Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the U.S. Exchange Act;

•	the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material information;

•

the sections of the U.S. Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the U.S. Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

As a foreign private issuer, we are also exempt from certain more stringent executive compensation disclosure rules, that are applicable to U.S. domestic public companies.

In addition, as a foreign private issuer, while we voluntarily follow most Nasdaq corporate governance standards, in accordance with Nasdaq listing rules, we have elected to comply with Canadian requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards as follows:

•

Nasdaq Listing Rule 5635 requires shareholder approval for certain issuances of securities, including shareholder approval of equity based compensation plans, issuances that will result in a change of control of our company, certain transactions (other than a public offering) involving issuances of a 20% or greater interest in the company, and certain issuances in connection with acquisitions of the stock or assets of another company. In lieu of this requirement, we comply with Canadian requirements, which provide for different requirements for shareholder approval (including, in certain instances, not requiring any shareholder approval) in connection with issuances of securities in the circumstances listed above.

•

Nasdaq Listing Rule 5620(c) requires that the minimum quorum for any meeting of a company’s shareholders be 33 1/3% of the outstanding voting shares. As permitted under Canadian requirements, our by-laws provide that the minimum quorum requirement for a meeting of shareholders is persons holding or representing by proxy not less than 25% of the aggregate votes attaching to all voting shares entitled to vote at the meeting.

Although we may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 series and Rule 5250(d), we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625) and the Voting Rights requirement (Rule 5640). Further, we must have an audit committee that satisfies Nasdaq Rule 5605(c)(3), which addresses audit committee responsibilities and authority and requires that the audit committee consist of members who meet the independence requirements of Nasdaq Rule 5605(c)(2)(A)(ii), which requires that members of the audit committee meet the criteria for independence set forth in Rule 10A-3(b)(1) under the U.S. Exchange Act. Under Rule 10A-3(b)(iv)(A) of the U.S. Exchange Act, we are permitted to phase in our compliance with the independent audit committee requirements set forth in Nasdaq Rule 5605(c) and Rule 10A-3 as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. Our audit committee will initially consist of four members, two of whom meet the criteria for independence set forth in Rule 10A-3(b)(1). However, our board of directors intends to cause our audit committee to comply with the transition rules within the applicable time periods.

Although we currently intend to comply with the Nasdaq corporate governance rules applicable other than as noted above, we may in the future decide to use the foreign private issuer exemption with respect to some or all of any other Nasdaq corporate governance rules where we are permitted to follow our home country governance requirements in lieu of such Nasdaq rules. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on the Nasdaq, may provide less protection than is accorded to investors under the Nasdaq listing requirements applicable to U.S. domestic public companies.

RISK FACTORS

An investment in our Subordinate Voting Shares involves a high degree of risk. You should carefully consider the risks and uncertainties contained in, or incorporated by reference into, this Prospectus Supplement, including, without limitation, the risk factors identified in our Annual MD&A and Interim MD&A incorporated by reference into this Prospectus Supplement and under “Risk Factors” in our Annual Information Form, also incorporated by reference herein which are available under our profile on SEDAR. If any of the risks discussed in this Prospectus Supplement actually occur, alone or together with additional risks and uncertainties not currently known to us, or that we currently deem immaterial, our business, financial condition, results of operations and prospects, and your investment in the Offered Shares, may be materially adversely affected. If this were to occur, the value of our Subordinate Voting Shares may decline and you may lose all or part of your investment.

Future sales, or the perception of future sales, of Subordinate Voting Shares by existing shareholders or by us, or future dilutive issuances of Subordinate Voting Shares by us, could adversely affect prevailing market prices for the Subordinate Voting Shares.

Our Articles permit us to issue an unlimited number of Subordinate Voting Shares and Multiple Voting Shares. We anticipate that we will, from time to time, issue additional Subordinate Voting Shares or other securities convertible or exercisable for Subordinate Voting Shares, including pursuant to the exercise of stock options that were granted prior to this Offering. Subject to the requirements of the TSX, we will not be required to obtain the approval of shareholders for the issuance of additional Subordinate Voting Shares or other securities convertible or exercisable for Subordinate Voting Shares. Although the rules of the TSX generally prohibit us from issuing additional Multiple Voting Shares, there may be certain circumstances where additional Multiple Voting Shares may be issued, including pursuant to the exercise of the subscription rights attached to the Multiple Voting Shares described under “Description of Share Capital – Share Capital Upon Completion of the Offering – Subordinate Voting Shares and Multiple Voting Shares – Subscription Rights” of the Shelf Prospectus. In addition, we will follow Canadian requirements instead of the listing rules of the Nasdaq that require that we obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of our company, certain transactions other than a public offering involving issuances of a 20% or greater interest in the company, and certain issuances in connection with acquisitions of the stock or assets of another company. As a result, we will not be subject to the Nasdaq shareholder approval rules in connection with any such issuance. Any further issuances of Subordinate Voting Shares, Multiple Voting Shares or other securities convertible or exercisable for Subordinate Voting Shares or Multiple Voting Shares, will result in immediate dilution to existing shareholders. Furthermore, issuances of a substantial number of additional Subordinate Voting Shares, Multiple Voting Shares or other securities convertible or exercisable for Subordinate Voting Shares or Multiple Voting Shares, or the perception that such issuances could occur, may adversely affect the prevailing market price for the Subordinate Voting Shares. Additionally, any further issuances of Multiple Voting Shares may significantly lessen the combined voting rights of our Subordinate Voting Shares due to the 10-to-1 voting ratio between our Multiple Voting Shares and Subordinate Voting Shares.

Moreover, subject to compliance with applicable securities laws, sales of a substantial number of Subordinate Voting Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Subordinate Voting Shares or securities convertible into Subordinate Voting Shares intend to sell Subordinate Voting Shares, could reduce the prevailing market price of our Subordinate Voting Shares. We cannot predict the effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of our Subordinate Voting Shares. If the market price of our Subordinate Voting Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment. Certain of the shareholders have rights under the Amended and Restated Investor Rights Agreement to require us to file a prospectus and/or registration statement covering their registrable securities or to include some of their registrable securities in prospectuses that may be filed in connection with certain offerings, subject to certain underwriter’s cutback rights.

The Subordinate Voting Shares of the Company do not currently trade on a stock exchange in the United States and the Company does not know whether a market for the Subordinate Voting Shares will develop to provide you with adequate liquidity. The market price of the Subordinate Voting Shares may be volatile after this Offering, and you could lose a significant part of your investment.

The Subordinate Voting Shares are currently listed only on the TSX and trade in the United States on the over-the-counter market under the trading symbol “NUVF”. Prior to this Offering, the Subordinate Voting Shares have not been listed on a stock exchange in the United States. If an active trading market does not develop in the United States, you may have difficulty selling any of the Subordinate Voting Shares that you buy. The Company cannot predict the extent to which investor interest in the Company will lead to the development of an active trading market on the Nasdaq or otherwise, or how liquid that market might become. The price of the Subordinate Voting Shares in this Offering may not be indicative of prices that will prevail in the United States trading market following the Offering.

The market price of the Subordinate Voting Shares on the TSX has fluctuated in the past and the Company expects it to fluctuate in the future, and it may decline. Consequently, you may not be able to sell the Subordinate Voting Shares at prices equal to or greater than the price paid by you in this Offering. In addition to the risks described above and in the Annual Information Form, the market price of the Subordinate Voting Shares may be influenced by many factors, many of which are beyond the Company’s control, including:

•	actual or anticipated variations in the Company’s operating results;

•

the failure of financial analysts to initiate or maintain coverage of the Subordinate Voting Shares after this Offering, changes in financial estimates by financial analysts, or any failure by the Company to meet or exceed any of these estimates, or changes in the recommendations of any financial analysts that elect to follow the Subordinate Voting Shares or the shares of the Company’s competitors;

•	announcements by the Company or the Company’s competitors of significant contracts or acquisitions;

•	additions and departures of key personnel;

•	announcement or expectation of additional financing efforts;

•	changes in accounting principles;

•	changes in general market and economic conditions;

•	future sales of the Subordinate Voting Shares; and

•	investor perceptions of the Company and the industry in which the Company operates.

In addition, stock markets in general have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of the Company, regardless of the Company’s operating performance. Listing of the Subordinate Voting Shares on the Nasdaq in addition to the TSX may increase share price volatility on the TSX and also result in volatility of the trading price on the Nasdaq because trading will be in the two markets, which may result in less liquidity on both exchanges. In addition, different liquidity levels, volumes of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices. In the past, following periods of volatility in the market price of certain companies’ securities, securities class action litigation has sometimes been instituted against these companies. This litigation, if instituted against the Company, could adversely affect the financial condition or results of operations of the Company.

If you purchase Subordinate Voting Shares in the Offering, you will suffer immediate and substantial dilution of your investment.

We expect that our Subordinate Voting Shares will be offered at a price that is substantially higher than the net tangible book deficit per share. Therefore, if you purchase our Subordinate Voting Shares in the Offering, you will pay a price per share that substantially exceeds our net tangible book deficit per share after the Offering.

Based on a public offering price of US$• per Subordinate Voting Share, you would experience immediate dilution of US$• per Subordinate Voting Share, representing the difference between our pro forma net tangible book deficit per share as of June 30, 2021, after giving effect to the Offering.

The Company will incur increased costs as a result of being a public company in the United States, and its management will be required to devote substantial time to United States public company compliance programs.

As a public company in the United States, the Company will incur additional legal, accounting, reporting and other expenses that it did not incur as a public company in Canada. The additional demands associated with being a U.S. public company may disrupt regular operations of the Company’s business by diverting the attention of some of its senior management team away from revenue-producing activities to additional management and administrative oversight, adversely affecting the Company’s ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing the Company’s business. Any of these effects could harm the Company’s business, financial condition and results of operations.

If the Company does not comply with new United States laws, regulations and standards to the satisfaction of regulatory or governing bodies, such regulatory bodies or third parties may initiate legal proceedings against the Company and its business may be harmed. In the future, it may be more expensive for the Company to obtain director and officer liability insurance, and the Company may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for the Company to attract and retain qualified members of the Company’s Board of Directors and its committees.

The U.S. Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. Any failure to develop or maintain effective controls could adversely affect the results of periodic management evaluations. In the event that the Company is not able to demonstrate compliance with the Sarbanes-Oxley Act, that its internal control over financial reporting is perceived as inadequate, or that the Company is unable to produce timely or accurate financial statements, investors may lose confidence in the Company’s operating results and the price of the Subordinate Voting Shares could decline. In addition, if the Company is unable to continue to meet these requirements, the Company may not be able to become and/or remain listed on the Nasdaq.

The Company’s independent registered public accounting firm will be required to attest to the effectiveness of the Company’s internal control over financial reporting only after a delay permitted for a newly-public company in the United States. Even if the Company’s management concludes that the Company’s internal controls over financial reporting are effective, its independent registered public accounting firm may issue an adverse opinion on the Company’s internal control over financial reporting if it is not satisfied with the Company’s controls or the level at which the Company’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from the Company.

The Company will have broad discretion in the use of proceeds.

The Company will have broad discretion concerning the use of the net proceeds of the Offering as well as the timing of any expenditures. As a result, a purchaser of Subordinate Voting Shares offered hereby will be relying on the judgment of the Company’s management with respect to the application of the net proceeds of the Offering. Management may use the net proceeds of the Offering in ways that an investor may not consider desirable. The results and the effectiveness of the application of the net proceeds are uncertain. If the net proceeds are not applied effectively, the Company’s financial performance and financial condition may be adversely affected and the trading price of the Subordinate Voting shares could be adversely affected.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file different information with the SEC than that required to be filed by U.S. domestic public companies.

We are a “foreign private issuer,” as defined in the SEC rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to companies organized within the United States. For example, we are exempt from certain rules under the U.S. Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the U.S. Exchange Act. In addition, our officers and directors and beneficial owners of 10% or more of our Shares are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the U.S. Exchange Act and related rules with respect to their purchases and sales of our securities. While we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws, the reporting deadlines under the corresponding Canadian insider reporting rules are longer than under Section 16 of the U.S. Exchange Act and the related rules. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as public companies organized in the United States. Accordingly, there may be less publicly available information concerning our company than there is for U.S. domestic public companies.

As a foreign private issuer, we are exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we will comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the U.S. Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic public companies.

As a foreign private issuer, through a multijurisdictional disclosure system adopted in the United States and Canada, we will file an annual report on Form 40-F on the date on which we file our annual information form and related documents in Canada, and we will also file with the SEC reports on Form 6-K relating to certain material events promptly after we publicly announce these events. However, because of the above exemptions for foreign private issuers, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

For so long as we are a foreign private issuer, we are not subject to certain Nasdaq corporate governance rules applicable to a U.S. issuer.

We are entitled to rely on a provision in Nasdaq’s corporate governance rules that allows us to follow certain Canadian corporate governance practices. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. domestic public companies listed on Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to (i) obtain shareholder approval for certain issuances of securities, and (ii) have a minimum quorum for any meeting of shareholders of 33 1/3% of the outstanding voting shares. See “Nuvei Corporation – Foreign Private Issuer Status” for more information.

In accordance with the Nasdaq listing rules, our audit committee is required to comply with the provisions of Section 301 of the Sarbanes-Oxley Act, and Rule 10A-3 of the U.S. Exchange Act, both of which are also applicable to Nasdaq listed companies organized in the United States. Because we are a foreign private issuer, however, our audit committee is not subject to additional requirements applicable to Nasdaq listed companies organized in the United States, including an affirmative determination that all members of the audit committee are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer. Furthermore, under Rule 10A-3 of the Exchange Act, we are permitted to phase in our compliance with the independent audit committee requirements set forth in Nasdaq Rule 5605(c) and Rule 10A-3 as follows: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. The audit committee will consist of four members, two of whom meet the criteria for independence set forth in Rule 10A-3. However, our board of directors intends to cause our audit committee to comply with the transition rules within the applicable time periods.

Although we currently intend to comply with the Nasdaq corporate governance rules applicable other than as noted above, we may in the future decide to use the foreign private issuer exemption with respect to some or all of any other Nasdaq corporate governance rules where we are permitted to follow our home country governance requirements in lieu of such Nasdaq rules. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on the Nasdaq, may provide less protection than is accorded to investors under the Nasdaq listing requirements applicable to U.S. domestic public companies.

The Company is governed by the corporate and securities laws of Canada which in some cases have a different effect on shareholders than the corporate laws of Delaware, U.S. and U.S. securities laws.

The Company is governed by the Canada Business Corporation Act (“CBCA”) and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with the Company’s charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of the Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the CBCA and Delaware General Corporation Law (“DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to our articles) the CBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally requires only a simple majority vote; and (ii) under the CBCA, holders of 5% or more of our shares that carry the right to vote at a meeting of shareholders can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

The Company’s By-laws provide that unless the Company agrees or consents otherwise, the courts of the Province of Québec shall be the sole and exclusive forum for substantially all disputes between the Company and its shareholders under the CBCA, which could limit its shareholders’ ability to bring claims and proceedings against, as well as obtain favorable judicial forum for disputes with, the Company, its directors, officers and other employees.

The courts of the Province of Québec and appellate courts therefrom shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim for breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or the Articles or By-laws (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the Company’s “affairs” (as defined in the CBCA). Such exclusive forum provision in the Company’s By-laws will not relieve the Company of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of the Company will not be deemed to have waived the Company’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors or other employees which may discourage lawsuits against the Company, its directors, officers and employees.

Provisions of Canadian law may delay, prevent or make undesirable an acquisition of all or a significant portion of the Company’s shares or assets.

A non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. Furthermore, limitations on the ability to acquire and hold the Subordinate Voting Shares may be imposed by the Competition Act (Canada). This law permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in the Company. Otherwise, there are no limitations either under the laws of Canada or in the Articles on the rights of non-Canadians to hold or vote the Subordinate Voting Shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to the Company’s shareholders.

As the Company is a Canadian corporation and some of its directors and officers are resident in Canada, it may be difficult for United States shareholders to effect service on the Company or to realize on judgments obtained in the United States.

The Company is incorporated under the federal laws of Canada with its principal place of business in Canada, most of its directors and officers are residents of Canada, the experts named in this prospectus are residents of Canada, and many of the Company’s assets and the assets of such persons are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon the Company or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against the Company or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against the Company or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

Similarly, some of the Company’s directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for Canadian investors to collect from these non-Canadian residents judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws.

We may lose our foreign private issuer status which would then require us to comply with the U.S. Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act applicable to public companies organized in the United States. We may no longer be a foreign private issuer as early as January 1, 2023, which would require us to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act applicable to public companies organized in the United States. In order to maintain our current status as a foreign private issuer, either (a) a majority of our securities (based on number or voting power) must be either directly or indirectly owned of record by nonresidents of the United States or (b)(i) a majority of our executive officers or directors cannot be U.S. citizens or residents, (ii) more than 50% of our assets must be located outside the United States and (iii) our business must be administered principally outside the United States. If we lose our status as a foreign private issuer, we would be required to comply with the U.S. Exchange Act reporting and other requirements applicable to public companies organized in the United States, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic public company may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and is likely to make some activities highly time-consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to public companies organized in the United States, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

There could be adverse tax consequences for our U.S. shareholders if we are a passive foreign investment company.

U.S. shareholders of passive foreign investment companies are subject to potentially adverse U.S. federal income tax consequences. In general, a non-U.S. corporation is a passive foreign investment company (a “PFIC”) for any taxable year in which (i) 75% or more of its gross income consists of passive income; or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets we do not believe that we were a PFIC for the 2020 taxable year, and we do not expect to be a PFIC in the foreseeable future. However, our PFIC status is a factual determination that is made on an annual basis. Because our PFIC status for any taxable year will depend on the manner in which we operate our business, the composition of our income and assets and the value of our assets from time to time, there can be no assurance that we will not be a PFIC for any taxable year.

If we are a PFIC for any taxable year during which a U.S. holder owned Subordinate Voting Shares, such U.S. holder would be subject to certain adverse U.S. federal income tax consequences as discussed under “U.S. Federal Income Tax Considerations”. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our Subordinate Voting Shares.

USE OF PROCEEDS

The net proceeds of the Offering, after deduction of the Underwriters’ commission of US $● payable by the Company and the estimated expenses of the Offering of approximately US $●, are estimated to be approximately US $●. If the Option to Purchase Additional Shares is exercised in full, the total aggregate net proceeds to the Company are estimated to be approximately US $●, after deduction of the Underwriters’ commission payable by the Company in respect of the Additional Shares sold pursuant to the exercise of the Option to Purchase Additional Shares and the estimated expenses of the Offering.

We intend to use the net proceeds from the Offering for general corporate purposes, including to fund ongoing operations, working capital requirements and/or to fund growth initiatives such as acquisitions or strategic investments in complementary businesses, services, products or technologies. At this time, we do not have any binding agreements or commitments to enter into any such transactions or agreements. In addition, we may use a portion of the net proceeds to repay indebtedness under the First Lien Credit Facility. As a result of our significant growth in recent periods and the fact that we operate in a dynamic and rapidly-evolving market, we do not believe we can provide the approximate amounts of the proceeds that will be allocated to each of these purposes with certainty. As such, we have not specifically allocated the net proceeds amongst these purposes as at the date of this Prospectus Supplement. Pending application, we may invest the net proceeds of the Offering in short-term, interest-bearing, investment-grade securities or money market accounts.

We will have broad discretion in allocating the net proceeds from the Offering. While we currently anticipate that we will use the net proceeds from the Offering as outlined above, the actual use of the net proceeds may vary depending on the circumstances, including market conditions and strategic acquisition opportunities. See “Risk Factors”.

CONSOLIDATED CAPITALIZATION

Other than as described in this Prospectus Supplement, there have been no material changes in our share or loan capital on a consolidated basis since June 30, 2021, the date of our Interim Financial Statements. No material change is expected to result from the Offering on a consolidated basis.

The following table sets out the Company’s consolidated capitalization as at June 30, 2021 (i) on an actual basis and (ii) on an as adjusted basis to give effect to this Offering, assuming no exercise of the Option to Purchase Additional Shares. The table should be read in conjunction with the Annual Financial Statements and the Interim Financial Statements, along with the related notes thereto and the associated Annual MD&A and Interim MD&A incorporated by reference in this Prospectus Supplement.

	As at June 30, 2021
	Actual	As Adjusted
	(in thousands of US $)

Cash	$533,688	$ ●	(1)

Loans and borrowings (including current portion)	$509,221	$ ●

Equity attributable to shareholders:
Share capital(2)	1,631,777	●	(3)
Contributed surplus	24,084	●
Deficit	(146,398)	●
Accumulated other comprehensive income	11,931	●

Non-controlling interest	10,090	●

Total equity	1,531,484	●

Consolidated capitalization	$2,040,705	$ ●

(1)

The amount included in the table includes the estimated net proceeds of the Offering, after deducting the estimated expenses of the Offering, assuming all such estimated expenses were paid at Closing. The amount does not reflect the use of proceeds set out under “Use of Proceeds”.

(2)

Immediately following closing of the Offering, based on the number of shares outstanding as of October 1, 2021 and assuming no exercise of the Option to Purchase Additional Shares, 64,870,281 Subordinate Voting Shares, 76,064,619 Multiple Voting Shares and no preferred shares will be issued and outstanding.

(3)

The amount included in the table includes additional share capital raised by the Company through the Offering estimated to amount to approximately US$● million, after deducting the estimated expenses of the Offering.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of (i) an unlimited number of Subordinate Voting Shares, of which 63,370,281 were issued and outstanding as of October 1, 2021, (ii) an unlimited number of Multiple Voting Shares, of which 76,064,619 were issued and outstanding as of October 1, 2021 and (iii) an unlimited number of preferred shares, issuable in series, none of which were outstanding as of October 1, 2021.

See “Description of Share Capital – Subordinate Voting Shares and Multiple Voting Shares” in the Shelf Prospectus for a detailed description of the attributes of our Subordinate Voting Shares and Multiple Voting Shares.

PRIOR SALES

The following table summarizes issuances of Subordinate Voting Shares, or securities convertible into or exchangeable for Subordinate Voting Shares, during the 12-month period preceding the date of this prospectus.

Date	Type of Security	Number of Securities	Issuance/Exercise Price per Security

2021-10-04	Subordinate Voting Shares(1)	3,446	$26.00
2021-10-01	Subordinate Voting Shares(1)	1,418	$26.00
2021-09-30	Deferred Share Units(2)	947	—
2021-09-29	Subordinate Voting Shares(1)	8,190	$26.00
2021-09-28	Subordinate Voting Shares(1)	7,952	$26.00
2021-09-27	Subordinate Voting Shares(1)	12,643	$26.00
2021-09-24	Subordinate Voting Shares(1)	55,289	$26.00
2021-09-23	Subordinate Voting Shares(1)	685	$26.00
2021-09-22	Subordinate Voting Shares(3)	161	$4.70
2021-09-17	Subordinate Voting Shares(1)	535	$26.00
2021-09-16	Subordinate Voting Shares(1)	535	$26.00
2021-09-13	Restricted Share Units(2)	11,700	—
2021-09-09	Subordinate Voting Shares(3)	1,000	$4.70
2021-09-02	Options(2)	565,000	$120.05
2021-09-01	Restricted Share Units(2)	26,500	—
2021-09-01	Options(2)	257,755	$127.00
2021-09-01	Performance Share Units(2)	106,305	—
2021-09-01	Performance Share Units(2)	482,742	—
2021-09-01	Restricted Share Units(2)	15,748	—
2021-09-01	Options(2)	15,000	$127.00
2021-08-30	Options(2)	10,000	$127.33
2021-08-30	Subordinate Voting Share(4)	3,968	$6.30
2021-08-17	Options(2)	15,500	$104.53
2021-08-17	Restricted Share Units(2)	12,500	—
2021-08-27	Subordinate Voting Shares(5)	71,428	$2.80
2021-08-19	Subordinate Voting Shares(5)	20,000	$2.80
2021-08-03	Subordinate Voting Shares(6)	138,522	C$103.76
2021-07-02	Deferred Share Units(2)	1,396	—
2021-07-02	Subordinate Voting Shares(5)	5,000	$2.80
2021-06-30	Subordinate Voting Shares(3)	11,122	$4.70
2021-06-29	Subordinate Voting Shares(3)	1,689	$4.70
2021-06-23	Subordinate Voting Shares(7)	16,006	$6.24
2021-06-07	Subordinate Voting Shares(8)	6,663,801	—
2021-06-07	Subordinate Voting Shares(3)	1,500	$4.70
2021-06-07	Subordinate Voting Shares(9)	71,654	$11.51
2021-06-07	Subordinate Voting Shares(5)	358,269	$2.80
2021-06-02	Subordinate Voting Shares(10)	2,440,500	—
2021-05-21	Subordinate Voting Shares(5)	10,000	$2.80
2021-05-21	Subordinate Voting Shares(3)	63,000	$4.70
2021-05-19	Subordinate Voting Shares(5)	1,000	$2.80
2021-05-04	Subordinate Voting Shares(7)	16,025	$6.24
2021-04-21	Subordinate Voting Shares(3)	31,888	$4.70
2021-04-19	Subordinate Voting Shares(3)	5,315	$4.70
2021-04-16	Subordinate Voting Shares(3)	10,629	$4.70

Date	Type of Security	Number of Securities	Issuance/Exercise Price per Security
2021-05-12	Options(2)	7,000	$67.66
2021-05-12	Restricted Share Units(2)	142,500	—
2021-04-06	Subordinate Voting Shares(3)	10,629	$4.70
2021-04-05	Subordinate Voting Shares(3)	10,629	$4.70
2021-04-05	Subordinate Voting Shares(3)	975	$4.70
2021-04-05	Subordinate Voting Shares(11)	10,000	$3.84
2021-04-05	Deferred Share Units(2)	1,848	—
2021-03-30	Subordinate Voting Shares(3)	12,000	$4.70
2021-03-29	Subordinate Voting Shares(3)	2,700	$4.70
2021-03-29	Preferred Share Units(2)	141,122	—
2021-03-26	Subordinate Voting Shares(3)	40,100	$4.70
2021-03-25	Options(2)	214,286	$57.50
2021-03-24	Subordinate Voting Shares(12)	8,919,388	—
2021-03-24	Subordinate Voting Shares(3)	51,416	$4.70
2021-03-24	Subordinate Voting Shares(13)	198,583	$3.42
2021-03-19	Subordinate Voting Shares(14)	600,000	—
2021-01-04	Deferred Share Units(2)	1,848	—
2020-12-30	Subordinate Voting Shares(3)	760	$4.70
2020-12-07	Options(2)	438,614	$47.21

(1)	Issued upon the exercise of certain options granted on September 22, 2020.
(2)	Granted pursuant to our omnibus incentive plan dated February 3, 2021.
(3)	Issued upon the exercise of certain options granted on December 12, 2018.
(4)	Issued upon the exercise of certain options granted on July 15, 2019.
(5)	Issued upon the exercise of certain options granted on April 3, 2018.
(6)

Issued to Green Logo Holdings Inc. and Sovereign Technology Management GP Inc. pursuant to a share purchase agreement dated April 15, 2021 between Green Logo Holdings Inc., JaxB Holdings Inc., Vantatech Holdings Inc. and certain other minority shareholders, Nuvei and Mazooma Technical Services Inc., a U.S focused gaming and sports wagering payment technology provider.

(7)	Issued upon the exercise of certain options granted on May 29, 2019.
(8)

Issued pursuant to the conversion of 6,663,801 Multiple Voting Shares held by Novacap TMT IV, L.P., Novacap International TMT IV, L.P., NVC TMT IV, L.P., Novacap TMT V, L.P., Novacap International TMT V, L.P., Novacap TMT V-A, L.P., NVC TMT V, L.P., NVC TMT V-A, L.P. and Novacap TMT V Co-Investment (Nuvei), L.P. (collectively, “Novacap”), Caisse de dépôt et placement du Québec (“CDPQ”) and Whiskey Papa Fox Inc. (“WPF”).

(9)	Issued upon the exercise of certain options granted on August 1, 2019.
(10)	Issued pursuant to the conversion of 2,440,500 Multiple Voting Shares held by WPF.
(11)	Issued upon the exercise of certain options granted on November 7, 2018.
(12)	Issued pursuant to the conversion of 8,919,388 Multiple Voting Shares held by Novacap, CDPQ and WPF.
(13)	Issued upon the exercise of certain options granted on September 9, 2018.
(14)

Issued pursuant to the conversion of 600,000 Multiple Voting Shares held by WPF which were subsequently donated to Le Fonds Générations / Generations Funds, a Canadian charitable foundation for no consideration on March 23, 2021.

TRADING PRICE AND VOLUME

The Subordinate Voting Shares are listed on the TSX in Canadian dollars under the symbol “NVEI” and in U.S. dollars under the symbol “NVEI.U”. The following table sets forth the market price ranges and trading volumes of the Subordinate Voting Shares on the TSX during the 12-month period preceding the date of this Prospectus Supplement.

	NVEI.U(1)			NVEI
Calendar Period	Monthly High Price (in US$)	Monthly Low Price (in US$)	Monthly Volume	Monthly High Price (in C$)	Monthly Low Price (in C$)	Monthly Volume
2020
October	42.84	37.16	1,240,465	57.50	49.25	1,587,768
November	47.00	39.44	974,521	60.61	50.83	1,608,659
December	60.30	45.96	657,374	77.99	59.50	2,051,004
2021
January	60.00	49.50	693,799	75.81	63.09	2,881,407
February	61.05	52.05	369,181	77.40	66.68	2,471,550
March	68.50	45.66	2,290,483	84.93	58.57	6,694,319
April	71.32	62.50	1,615,550	89.48	78.09	3,450,114
May	75.79	65.35	1,082,759	91.34	78.83	9,145,696
June	82.50	67.75	2,554,924	101.46	81.98	9,689,607
July	85.00	75.05	620,667	105.10	96.80	3,121,495
August	127.33	80.00	943,426	163.53	100.51	16,492,949
September	138.00	113.99	700,861	175.04	145.04	10,279,638
October (to October 1, 2021)	122.00	122.00	49,247	154.24	154.24	436,096

(1)	Upon completion of the Offering, the Subordinate Voting Shares listed on the TSX will only be tradable in Canadian dollars under the symbol “NVEI”.

PLAN OF DISTRIBUTION

General

Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell the Offered Shares and each of the Underwriters has agreed to purchase, severally and not jointly, on the Closing Date the number of Offered Shares opposite its name below, amounting to an aggregate of 1,500,000 Subordinate Voting Shares, at a price of US$ ● per Offered Share payable in cash to the Company against delivery of the Offered Shares for aggregate gross proceeds of US$ ● to the Company. In consideration for their services in connection with the Offering, the Company has agreed to pay the Underwriters an Underwriters’ commission equal to US$ ● per Offered Share, representing 3.25% of the gross proceeds of the Offering.

Name	Number of Offered Shares
Goldman Sachs & Co. LLC		●
Credit Suisse Securities (USA) LLC		●
J.P. Morgan Securities LLC		●
BMO Nesbitt Burns Inc.		●
RBC Dominion Securities Inc.		●

Total	1,500,00	0

The Offering is being made concurrently in the United States and in each of the provinces and territories of Canada. The Offered Shares will be offered in the United States and each of the provinces and territories of Canada through the Underwriters and/or affiliates thereof registered to offer the Offered Shares for sale in such jurisdictions in accordance with applicable securities laws and such other registered dealers as may be designated by the Underwriters. Subject to applicable law, the Underwriters, or such other registered dealers as may be designated by the Underwriters, may offer the Offered Shares outside of the United States and Canada.

The Offering Price of US$ ● per Offered Share was determined by negotiation between us and the Underwriters, and the Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made a reasonable effort to sell all of the Offered Shares at the price specified on the cover page of this Prospectus Supplement, the Offering Price may be decreased and may be further changed from time to time to an amount not greater than that set out on the cover page of this Prospectus Supplement, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by the purchasers for the Offered Shares is less than the price paid by the Underwriters to us. The Underwriters may form a sub agency group including other qualified investment dealers and determine the fee payable to the members of such group, which fee will be paid by the Underwriters out of their fees. The obligation to pay the sub underwriting fee is an obligation of the Underwriters and we are not responsible for ensuring that any dealer receives this payment from the Underwriters.

The Company has granted to the Underwriters the Option to Purchase Additional Shares, which is exercisable in whole or in part and at any time for a period of 30 days after Closing Date to purchase from the Company up to an additional 15% of the aggregate number of Offered Shares issued under the Offering on the same terms as set forth above solely to cover over allocations, if any, and for market stabilization purposes. This Prospectus Supplement, together with the Shelf Prospectus, also qualifies the grant of the Option to Purchase Additional Shares and the distribution of the Additional Shares to be delivered upon the exercise of the Option to Purchase Additional Shares. A purchaser who acquires Subordinate Voting Shares forming part of the Underwriters’ over allocation position acquires such Subordinate Voting Shares under this Prospectus Supplement, regardless of whether the Underwriters’ over allocation position is ultimately filled through the exercise of the Option to Purchase Additional Shares or secondary market purchases.

Under the terms of the Underwriting Agreement, the Underwriters may, at their discretion terminate their obligations under the Underwriting Agreement upon the occurrence of certain stated events. The termination provisions in the Underwriting Agreement include customary “regulatory proceedings out”, “disaster out”, “material change out” and “non compliance with conditions out” clauses. The Underwriters are, however, subject to certain closing conditions, severally and not jointly, obligated to take up and pay for all of the Offered Shares that they have agreed to purchase if any of the Offered Shares are purchased under the Underwriting Agreement.

Subscriptions for Offered Shares will be received subject to rejection or allocation in whole or in part and the right is reserved to close the subscription books at any time without notice. The Closing is expected to occur on October ●, 2021 or such other date as we and the Underwriters may agree, but in any event not later than ●, 2021.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under Canadian and U.S. securities legislation.

Listing

The Subordinate Voting Shares are listed on the TSX in Canadian dollars under the symbol “NVEI” and in U.S. dollars under the symbol “NVEI.U”. Upon completion of the Offering, the Subordinate Voting Shares listed on the TSX will be tradable in Canadian dollars under the symbol “NVEI” only. The Company has applied to list the Subordinate Voting Shares to be registered pursuant the Registration Statement and its outstanding Subordinate Voting Shares on the Nasdaq under the trading symbol “NVEI”. Listing will be subject to the Company fulfilling all of the listing requirements of the Nasdaq.

Price Stabilization, Short Positions and Passive Market Making

In connection with the Offering, the Underwriters may, subject to applicable law, over allocate or effect transactions which stabilize or maintain the market price of the Subordinate Voting Shares at levels other than those which otherwise might prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; and syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Subordinate Voting Shares while the Offering is in progress. These transactions may also include making short sales of the Subordinate Voting Shares, which involve the sale by the Underwriters of a greater number of Subordinate Voting Shares than they are required to purchase in the Offering. Short sales may be “covered short sales”, which are short positions in an amount not greater than the Option to Purchase Additional Shares, or may be “naked short sales”, which are short positions in excess of that amount.

The Underwriters may close out any covered short position either by exercising the Option to Purchase Additional Shares, in whole or in part, or by purchasing Subordinate Voting Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of Subordinate Voting Shares available for purchase in the open market compared with the price at which they may purchase Subordinate Voting Shares through the Option to Purchase Additional Shares. If, following Closing, the market price of the Subordinate Voting Shares decreases, the short position created by the over allocation position in Subordinate Voting Shares may be filled through purchases in the market, creating upward pressure on the price of the Subordinate Voting Shares. If, following Closing, the market price of Subordinate Voting Shares increases, the over allocation position in Subordinate Voting Shares may be filled through the exercise of the Option to Purchase Additional Shares in respect of Subordinate Voting Shares at the Offering Price.

The Underwriters must close out any naked short position by purchasing Subordinate Voting Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Subordinate Voting Shares in the open market that could adversely affect investors who purchase in the Offering. Any naked short sales will form part of the Underwriters’ over allocation position. A purchaser who acquires Subordinate Voting Shares forming part of the Underwriters’ over allocation position resulting from any covered short sales or naked short sales will, in each case, acquire such Subordinate Voting Shares under this prospectus, regardless of whether the Underwriters’ over allocation position is ultimately filled through the exercise of the Option to Purchase Additional Shares or secondary market purchases.

In addition, in accordance with rules and policy statements of certain Canadian securities regulatory authorities, the Underwriters may not, at any time during the period of distribution, bid for or purchase Subordinate Voting Shares. The foregoing restriction is, however, subject to exceptions where the bid or purchase is not made for the purpose of creating actual or apparent active trading in, or raising the price of, the Subordinate Voting Shares. These exceptions include a bid or purchase permitted under the by laws and rules of applicable regulatory authorities and the TSX, including the Universal Market Integrity Rules for Canadian marketplaces, relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution.

As a result of these activities, the price of the Subordinate Voting Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. The Underwriters may carry out these transactions on any stock exchange on which the Subordinate Voting Shares are listed, in the over the counter market, or otherwise.

Non-Certificated Inventory System

No certificates representing the Subordinate Voting Shares to be sold in the Offering will be issued to purchasers under this prospectus. It is expected that the Company will arrange for the instant deposit of the Subordinate Voting Shares offered hereby under the book-based system of registration, to be registered to DTC or its nominee and deposited with DTC on the Closing Date. However, in the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS or its nominee and will be deposited with CDS on the Closing Date. No certificates evidencing the Subordinate Voting Shares offered hereby will be issued to purchasers of the Subordinate Voting Shares. Purchasers of the Subordinate Voting Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through which a beneficial interest in the Subordinate Voting Shares are purchased.

Lock-Up Agreements

In connection with this Offering, the Company, each of the Company’s directors, Novacap and Whiskey Papa Fox Inc. have entered into a lock-up agreement pursuant to which he, she or it has agreed not to, directly or indirectly, without the prior written consent of the Joint Active Bookrunners (as defined in the Underwriting Agreement), on behalf of the Underwriters, such consent not to be unreasonably withheld, conditioned or delayed, offer, sell, contract to sell, issue or grant (as applicable) any option, right or warrant to purchase, or otherwise lend, transfer, assign or dispose of, in a public offering or by way of private placement or otherwise, any Subordinate Voting Shares, Multiple Voting Shares or any securities convertible, exchangeable or exercisable into Subordinate Voting Shares or Multiple Voting Shares, secure or pledge any Subordinate Voting Shares, Multiple Voting Shares or any securities convertible or exchangeable into Subordinate Voting Shares of Multiple Voting Shares, or publicly announce any intention to do any of the foregoing, subject to certain exceptions, for a period of 45 days after the date of the final prospectus (each, a “Lock-Up Agreement”). These exceptions for the Company include the issuance of securities by the Company:

•	pursuant to the Underwriting Agreement;

•	pursuant to employee or executive incentive compensation arrangements currently in place;

•

as consideration in connection with acquisitions, provided that any issuances in connection with such acquisitions in the aggregate do not exceed 10% of the shares of the Company (on a fully diluted basis); and

•	as may be required pursuant to the articles of the Company or for transactions related to the Offering.

The exceptions for the Company’s directors, Novacap and Whiskey Papa Fox Inc. (each, a “Lock-Up Party”) include:

•	shares sold pursuant to the Underwriting Agreement;

•

bona fide gifts to their immediate family, provided the recipient thereof agrees in writing for the benefit of the Underwriters to be bound by the terms of the Lock-up Agreement for the remainder of its term;

•

dispositions to any trust for the direct or indirect benefit of the Lock-Up Party and/or the immediate family of the Lock-Up Party, provided that such trust agrees in writing for the benefit of the Underwriters to be bound by the terms of the Lock-up Agreement for the remainder of its term;

•

dispositions to any wholly-owned subsidiary of the Lock-Up Party, provided that such subsidiary agrees in writing for the benefit of the Underwriters to be bound by the terms of the Lock-up Agreement for the remainder of its term;

•

if the Lock-Up Party is a corporation, partnership, limited liability company or other entity, dispositions to any affiliate, limited partner, member or security holder of the Lock-Up Party or to any investment fund or other entity controlled or managed by the Lock-Up Party, the manager or general partner of the Lock-Up Party, or an affiliate, limited partner, member or security holder of the manager or general partner of the Lock-Up Party, provided that such affiliate agrees in writing for the benefit of the Underwriters to be bound by the terms of the Lock-up Agreement for the remainder of its term;

•

pledges or security interests, provided that the pledgee or beneficiary of the security interest agrees in writing for the benefit of the Underwriters to be bound by the terms of the Lock-up Agreement for the remainder of its term;

•

exercises or settlement of awards pursuant to any employee or executive incentive compensation arrangement of the Company existing as at the date of the Lock-up Agreement (provided however that the securities issuable thereunder shall be subject to the restrictions set out in the Lock-up Agreement); or

•

transfers pursuant to a bona fide third party take-over bid made to all shareholders of the Company, a plan of arrangement or amalgamation involving a change of control of the Company, or similar acquisition or business combination transaction provided that in the event that the take-over bid, plan of arrangement or amalgamation, or acquisition or business combination transaction is not completed, any Subordinate Voting Shares or Multiple Voting Shares, as applicable, held by the Lock-Up Party shall remain subject to the restrictions contained in the Lock-Up Agreement.

The Joint Active Bookrunners in their sole discretion, may release the securities subject to any of the Lock-Up Agreements within the underwriters described above, in whole or in part at any time.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this Prospectus Supplement is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, as defined herein (each, a “Relative Member State”) an offer to the public of our Subordinate Voting Shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our Subordinate Voting Shares may be made at any time under the following exemptions under the Prospectus Directive:

•	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Underwriter or Underwriters for any such offer; or

•	In any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer or shares of our common stock shall result in a requirement for the publication by us or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to public” in relation to our Subordinate Voting Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our Subordinate Voting Shares to be offered so as to enable an investor to decide to purchase our Subordinate Voting Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU and includes any relevant implementing measure in the Relative Member State.

Notice to Prospective Investors in Switzerland

This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in our Subordinate Voting Shares. Our Subordinate Voting Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit our Subordinate Voting Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to our Subordinate Voting Shares constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to our Subordinate Voting Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

Our Subordinate Voting Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Subordinate Voting Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Subordinate Voting Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the sale, or invitation for purchase, of our Subordinate Voting Shares may not be circulated or distributed, nor may our Subordinate Voting Shares be sold, or be made the subject of an invitation for purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our Subordinate Voting Shares are purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our Subordinate Voting Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where our Subordinate Voting Shares are purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

Our Subordinate Voting Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIFA”). Our Subordinate Voting Shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIFA and otherwise in compliance with any relevant laws and regulations of Japan.

Relationship Between Us and Certain Underwriters

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In particular, certain affiliates of Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc. are lenders and agents to the Company in respect of an amended and restated credit agreement dated June 18, 2021, as amended (the “First Lien Credit Facility”), which provides the Company with financing capacity of US$511,971,000 in the form of a term loan and US$385,000,000 in the form of a revolving credit facility. Accordingly, we may be considered a “connected issuer” to Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, BMO Nesbitt Burns Inc. and RBC Dominion Securities Inc. within the meaning of National Instrument 33-105 – Underwriting Conflicts.

As at October 1, 2021, there was US$511,971,000 outstanding under the First Lien Credit Facility.

As of the date hereof, the Company is in compliance in all material respects with the terms of its indebtedness to the lenders under the First Lien Credit Facility. There has been no material adverse change in the financial position of the Company or to the security for the indebtedness under the First Lien Credit Facility since the date that the First Lien Credit Facility was established.

The lenders have not waived any breach of the credit agreement in respect of the First Lien Credit Facility since the date that the First Lien Credit Facility was established. The lenders under the First Lien Credit Facility were not involved in the decision to proceed with the Offering or in the determination of the terms of the Offering. As a consequence of the Offering, the Underwriters will receive a commission in respect of the Subordinate Voting Shares sold through the Underwriters.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of our Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with our Company. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Fasken Martineau DuMoulin LLP, counsel to the Company, and McCarthy Tétrault LLP, counsel to the Underwriters, the following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder who: (i) acquires as beneficial owner Subordinate Voting Shares pursuant to this Offering; (ii) for the purposes of the Tax Act and at all relevant times, acquires and holds the Subordinate Voting Shares as capital property; and (iii) for purposes of the Tax Act and at all relevant times, deals at arm’s length and is not affiliated with the Company and the Underwriters (a “Holder”). A Subordinate Voting Share will generally be capital property to a Holder provided that the Holder does not hold or use such Subordinate Voting Share in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired or been deemed to have acquired the Subordinate Voting Share in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act for the purposes of the mark-to-market rules); (ii) an interest in which would be a “tax shelter investment” (as defined in the Tax Act); (iii) that is a “specified financial institution” (as defined in the Tax Act); (iv) that has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency; (v) who enters into or has entered into a “synthetic disposition arrangement” or a “derivative forward agreement” (as defined in the Tax Act) with respect to the Subordinate Voting Shares; (vi) that receives dividends on Subordinate Voting Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act); or (vii) that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm’s length (for purposes of the Tax Act) with a corporation resident in Canada (for the purposes of the Tax Act) that is, or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of Subordinate Voting Shares, controlled by a non-resident person, or, if no single non-resident person has or acquires control, by a group of non-resident persons that do not deal with each other at arm’s length for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such investors should consult their own tax advisors with respect to an investment in the Subordinate Voting Shares.

This summary is based upon: (i) the provisions of the Tax Act in force as of the date hereof; (ii) all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”); and (iii) counsel’s understanding of the current administrative and assessing policies and practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in the law, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. This summary also does not take into account any change in the administrative policies or assessing practices of the CRA.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder or prospective Holder of Subordinate Voting Shares, and no representations with respect to the tax consequences to any Holder or prospective Holder are made therein. Accordingly, Holders and prospective Holders of Subordinate Voting Shares are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Subordinate Voting Shares, having regard to their particular circumstances.

Currency Conversions

Subject to certain exceptions that are not discussed herein, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars using the relevant exchange rate required under the Tax Act.

Residents in Canada

The following discussion applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is or is deemed to be resident in Canada (a “Resident Holder”). Certain Resident Holders who might not otherwise be considered to hold their Subordinate Voting Shares as capital property may, in certain circumstances, be entitled to have their Subordinate Voting Shares, and all other “Canadian securities” (as defined in the Tax Act) owned by such Resident Holders in the taxation year of the election and in all subsequent taxation years, deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Such Resident Holders should consult their own tax advisors regarding this election.

Dividends on Subordinate Voting Shares

Dividends received or deemed to be received on Subordinate Voting Shares held by a Resident Holder will be included in the Resident Holder’s income for the purposes of the Tax Act.

Such dividends received by a Resident Holder who is an individual (other than certain trusts) will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit in respect of dividends designated by the Company as “eligible dividends” in accordance with the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends” and the Company has made no commitments in this regard.

Taxable dividends received or deemed to be received by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Dividends received or deemed to be received on a Subordinate Voting Share by a Resident Holder that is a corporation will be included in computing such Resident Holder’s income for the taxation year and will generally also be deductible in computing its taxable income for that taxation year, subject to all relevant restrictions under the Tax Act. In certain circumstances a dividend received or deemed to be received by a Resident Holder that is a corporation may be deemed to be proceeds of disposition or a capital gain pursuant to subsection 55(2) of the Tax Act. Resident Holders that are corporations should consult their own tax advisors with respect to the application of subsection 55(2) of the Tax Act having regard to their own circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, may be liable to pay an additional tax under Part IV of the Tax Act on dividends received or deemed to be received on a Subordinate Voting Share to the extent such dividends are deductible in computing the Resident Holder’s taxable income. Such additional tax may be refundable in certain circumstances. Resident Holders that are corporations should consult their own tax advisors regarding their own circumstances.

Dispositions of Subordinate Voting Shares

A disposition or a deemed disposition of a Subordinate Voting Share (other than to the Company unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) by a Resident Holder will generally result in a Resident Holder realizing a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Subordinate Voting Share exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder thereof immediately before the disposition or deemed disposition and any reasonable costs of disposition. For this purpose, the adjusted cost base to a Resident Holder of a Subordinate Voting Share will be determined at any particular time by averaging the cost of such share with the adjusted cost base of any other Subordinate Voting Shares owned by the Resident Holder as capital property at that time. Such capital gain (or capital loss) will be subject to the treatment described below under “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the Resident Holder’s income for the year, and, subject to and in accordance with the Tax Act, one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent year against net taxable capital gains realized in such years (but not against other income), to the extent and under the circumstances described in the Tax Act.

If the Resident Holder is a corporation, the amount of any capital loss realized on the disposition or deemed disposition of a Subordinate Voting Share may, in certain circumstances, be reduced by the amount of any dividends received or deemed to be received by the Resident Holder on such Subordinate Voting Share (or on a share for which the Subordinate Voting Share has been substituted) to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Subordinate Voting Shares, directly or indirectly through a partnership or a trust. Such Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional tax (refundable under certain circumstances) on its “aggregate investment income”, which is defined in the Tax Act to include taxable capital gains. Such Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Capital gains realized by an individual (other than certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Non-Resident Holders

The following discussion applies to a Holder who, at all relevant times, for purposes of the Tax Act and any relevant income tax treaty or convention: (i) is neither resident nor deemed to be resident in Canada; and (ii) does not, and is not deemed to, use or hold Subordinate Voting Shares in carrying on a business in Canada (a “Non-Resident Holder”). In addition, this discussion does not apply to a Non-Resident Holder that is “registered non-resident insurer” or “an authorized foreign bank” (as such terms are defined in the Tax Act), and such Non-Resident Holders should consult their own tax advisors.

Dividends on Subordinate Voting Shares

Dividends paid or credited, or deemed to be paid or credited, on a Subordinate Voting Share to a Non-Resident Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, where the Non-Resident Holder is a resident of the United States that is entitled to full benefits under the Canada-United States Income Tax Convention (1980) as amended (the “Treaty”), and is the beneficial owner of the dividends, the rate of

Canadian withholding tax applicable to dividends is generally reduced to 15% (or 5% in the case of a Non-Resident Holder that is a corporation entitled to full benefits under the Treaty beneficially owning at least 10% of the Company’s voting shares). Non-Resident Holders should consult their own tax advisors in this regard.

Dispositions of Subordinate Voting Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition or deemed disposition of a Subordinate Voting Share unless the Subordinate Voting Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. In addition, a capital loss arising on a disposition or deemed disposition of a Subordinate Voting Share will not be recognized under the Tax Act, unless the Subordinate Voting Share constitutes “taxable Canadian property” (as defined in the Tax Act) at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Provided the Subordinate Voting Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the TSX), at the time of disposition, Subordinate Voting Shares generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60 month period that ends at the time of the disposition of the Subordinate Voting Shares, the following two conditions are met concurrently: (i) one or any combination of (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Tax Act); or (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class of the capital stock of the Company; and (ii) more than 50% of the fair market value of the Subordinate Voting Shares was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada; (b) “Canadian resource properties” (as defined in the Tax Act); (c) “timber resource properties” (as defined in the Tax Act); and (d) options in respect of, or interests in or for civil law rights in, property described in (a) to (c), whether or not such property exists. Notwithstanding the foregoing, Subordinate Voting Shares may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act.

A Non-Resident Holder contemplating a disposition of Subordinate Voting Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

In the event that a Subordinate Voting Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act or pursuant to an applicable income tax convention, the income tax consequences discussed above for Resident Holders under “Dispositions of Subordinate Voting Shares” will generally apply to the Non-Resident Holder.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of our U.S. tax counsel, Davis Polk & Wardwell LLP, the following is a description of the material U.S. federal income tax consequences of owning and disposing of Subordinate Voting Shares, but this discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire the Subordinate Voting Shares.

This discussion applies only to the U.S. Holders described below that acquire the Subordinate Voting Shares in this offering and hold Subordinate Voting Shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) that are known as the Medicare contribution tax on net investment income and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	real estate investment trusts or regulated investment companies;

•	dealers or traders in securities that use a mark-to-market method of tax accounting;

•

persons holding Subordinate Voting Shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Subordinate Voting Shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

•	persons that own or are deemed to own ten percent or more of our stock, by vote or value;

persons holding shares in connection with a trade or business conducted outside of the United States; or

•	entities classified as partnerships for U.S. federal income tax purposes.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Subordinate Voting Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Subordinate Voting Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of the Subordinate Voting Shares to them.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed treasury regulations, and the income tax treaty between Canada and the United States (the “Treaty”) all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

A “U.S. Holder” is a person who, for U.S. federal income tax purposes, is a beneficial owner of Subordinate Voting Shares who is eligible for the benefits of the Treaty and is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of Subordinate Voting Shares in light of their particular circumstances.

Taxation of Distributions

We do not currently intend to pay dividends. In the event that we do pay dividends, and subject to the passive foreign investment company (“PFIC”) rules described below, distributions paid on Subordinate Voting Shares, other than certain pro rata distributions of Subordinate Voting Shares, will be treated as dividends to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because the Company does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. The reduced rate of tax does not apply if the Company is a PFIC in the year in which the dividend is paid or was a PFIC in the Company’s prior taxable year, in each case with respect to a particular U.S. Holder. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. The amount of a dividend will include any amounts withheld by the Company in respect of Canadian taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Canadian income taxes withheld from dividends on Subordinate Voting Shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. Canadian taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. See “Certain Canadian Federal Income Tax Consequences—Non-Resident Holders—Dividends on Subordinate Voting Shares” for a discussion of the applicable Canadian withholding tax under the Treaty. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including the Canadian tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all taxes paid or accrued in the taxable year to foreign countries and possessions of the United States.

Sale or Other Disposition of Subordinate Voting Shares

Subject to the passive foreign investment company rules described below, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Subordinate Voting Shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Subordinate Voting Shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Subordinate Voting Shares disposed of and the amount realized on the disposition. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

The Company believes that it was not a “passive foreign investment company” for U.S. federal income tax purposes for its 2020 taxable year and, based on the expected composition of the Company’s income and assets, it does not expect to become one in the foreseeable future. However, because PFIC status depends on the composition of a company’s income and assets and the market value of its assets, including its goodwill, from time to time, there can be no assurance that the Company will not be a PFIC for any taxable year.

If the Company were a PFIC for any taxable year during which a U.S. Holder held Subordinate Voting Shares, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the Subordinate Voting Shares would be allocated ratably over the U.S. Holder’s holding period for the Subordinate Voting

Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and a punitive interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its Subordinate Voting Shares exceeds 125% of the average of the annual distributions on the Subordinate Voting Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the Subordinate Voting Shares. U.S. Holders should consult their tax advisers to determine whether any other of these elections would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

If the Company were a PFIC for any year in which a U.S. Holder owns Subordinate Voting Shares, such U.S. Holder generally would be required to make annual filings with the IRS.

ELIGIBILITY FOR INVESTMENT

In the opinion of Fasken Martineau DuMoulin LLP, our Canadian counsel, and McCarthy Tétrault LLP, Canadian counsel to the Underwriters, based on the current provisions of the Tax Act and provided the Subordinate Voting Shares are listed on a designated stock exchange (which currently includes the TSX) at all relevant times, the Subordinate Voting Shares acquired pursuant to this Offering will be “qualified investments” under the Tax Act for trusts governed by deferred profit sharing plans (“DPSPs”), registered retirement savings plans (“RRSP”), registered retirement income funds (“RRIF”), registered education savings plans (“RESP”), registered disability savings plans (“RDSP”) and tax-free savings accounts (“TFSA”) (each as defined in the Tax Act).

Notwithstanding that the Subordinate Voting Shares may be “qualified investments” for a trust governed by a RRSP, RRIF, RESP, RDSP or a TFSA, a holder of a TFSA or RDSP, an annuitant of a RRSP or RRIF or a subscriber of a RESP, as applicable, will be subject to a penalty tax under the Tax Act with respect to Subordinate Voting Shares if the Subordinate Voting Shares are “prohibited investments” for the RRSP, RRIF, RESP, RDSP or TFSA. A Subordinate Voting Share will not be a “prohibited investment” for trusts governed by a RRSP, RRIF, RESP, RDSP or a TFSA provided that the holder of the TFSA or RDSP, the annuitant under the RRSP or RRIF or the subscriber of the RESP, as the case may be, deals at arm’s length with the Company for purposes of the Tax Act and does not have a “significant interest” (as defined in the Tax Act) in the Company for purposes of the Tax Act. In addition, a Subordinate Voting Share will not be a “prohibited investment” if it is an “excluded property”, as defined in the Tax Act, for trusts governed by a RRSP, RRIF, RESP, RDSP or TFSA. Holders who intend to hold Subordinate Voting Shares in a RRSP, RRIF, RESP, RDSP, TFSA or DPSP should consult their own tax advisors.

ENFORCEMENT OF CIVIL LIABILITIES

Nuvei is a corporation incorporated under and governed by the CBCA. Most of Nuvei’s directors and officers reside in Canada, and the majority of Nuvei’s assets and all or a substantial portion of the assets of these persons are located outside the United States. Nuvei has appointed an agent for service of process in the United States, but it may be difficult for holders of Subordinate Voting Shares who reside in the United States to effect service within the United States upon those directors and officers who are not resident in the United States. It may also be difficult for holders of our Subordinate Voting Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under U.S. federal securities laws. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

Nuvei filed with the SEC, concurrently with the Registration Statement of which the Shelf Prospectus and this Prospectus Supplement form part, an appointment of agent for service of process on Form F-X. Under Form F-X, the Company appointed Nuvei Technologies Inc. at 1375 N Scottsdale Rd Ste 400, Scottsdale, AZ 85257 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving Nuvei in a United States court arising out of or related to or concerning the offering of securities under this Prospectus Supplement.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

One of our directors, Daniela Mielke resides outside of Canada and have appointed the Company at 1100 René-Lévesque Boulevard West, Suite 900, Montreal, Québec, H3B 4N4, Canada as agent for service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process.

EXPERTS

There is no person or company whose profession or business gives authority to a report, valuation, statement or opinion made by such person or company and who is named as having prepared or certified a report, valuation, statement or opinion in this prospectus other than Fasken Martineau DuMoulin LLP, McCarthy Tétrault LLP, and PricewaterhouseCoopers LLP. Our independent auditor, PricewaterhouseCoopers LLP, has confirmed that it is independent with respect to the Company within the meaning of the Code of Ethics of the Ordre des comptables professionnels agréés du Québec.

LEGAL MATTERS

Certain legal matters relating to the Offering will be passed upon on our behalf by Fasken Martineau DuMoulin LLP with respect to Canadian legal matters and Davis Polk & Wardwell LLP with respect to U.S. legal matters and on behalf of the Underwriters by McCarthy Tétrault LLP with respect to Canadian legal matters and Ropes & Gray LLP with respect to U.S. legal matters. As at the date hereof, the partners and associates of each of Fasken Martineau DuMoulin LLP and McCarthy Tétrault LLP beneficially own less than 1% of the outstanding shares of any class of the Company and its affiliates or associates.

INDEPENDENT AUDITOR, TRANSFER AGENT AND REGISTRAR

Our independent auditor is PricewaterhouseCoopers LLP, 1250 René -Lévesque boulevard West, Montreal, Québec H3B 4Y1.

The transfer agent and registrar for our Multiple Voting Shares and Subordinate Voting Shares is AST Trust Company (Canada) at its principal office in Montreal, Québec.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus Supplement forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from Nuvei’s directors and officers, as applicable; (iii) the consent of PricewaterhouseCoopers LLP; (iv) the consent of Fasken Martineau DuMoulin LLP; (v) the consent of McCarthy Tétrault LLP; and (vi) the Underwriting Agreement.

This amended and restated short form prospectus is a base shelf prospectus. This amended and restated short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this amended and restated prospectus has become final and that permits the omission from this amended and restated prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This amended and restated short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”. This amended and restated short form prospectus may qualify an “at-the-market distribution” as defined in National Instrument 44-102—Shelf Distributions (“NI 44-102”).

Information has been incorporated by reference in this amended and restated short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Nuvei Corporation at 1100 René -Lévesque Boulevard West, Suite 900, Montréal, Québec, H3B 4N4, Canada, telephone: (514) 313-1190, and are also available electronically at www.sedar.com. See “Documents Incorporated by Reference”.

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS

(amending and restating the short form base shelf prospectus dated December 7, 2020)

New Issue and/or Secondary Offering	May 20, 2021

NUVEI CORPORATION

US$1,800,000,000

Subordinate Voting Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Units

Nuvei Corporation (the “Company”, “Nuvei”, “us”, “we” or “our”) may offer, issue and sell, as applicable, from time to time subordinate voting shares (“Subordinate Voting Shares”), preferred shares (“Preferred Shares”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this amended and restated short form base shelf prospectus (the “Prospectus”), subscription receipts (“Subscription Receipts”) to acquire any of the other securities that are described in this Prospectus, and units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), for up to an aggregate offering price of US$1,800,000,000, in one or more transactions during the 25-month period commencing on December 7, 2020 that this Prospectus, including any amendments hereto, remains effective.

We will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

Our Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of Securities other than an “at-the-market distribution” (as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)), unless otherwise specified in the relevant Prospectus Supplement the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”. A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold, the compensation of such underwriters, dealers or agents and other material terms of the plan of distribution.

No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the Toronto Stock Exchange (“TSX”) or other existing trading markets for the Securities, and as set forth in an applicable prospectus supplement) or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution. If the Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for such Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us.

Our Subordinate Voting Shares are listed on the TSX in Canadian dollars under the symbol “NVEI” and in U.S. dollars under the symbol “NVEI.U”. On May 19, 2021, the last trading day prior to the date of this Prospectus, the closing prices of the Subordinate Voting Shares on the TSX were C$85.09 and US$70.11. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Subordinate Voting Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Subordinate Voting Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences. This Prospectus does not discuss Canadian or other tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The Company has two classes of issued and outstanding shares: the Subordinate Voting Shares and the multiple voting shares (“Multiple Voting Shares”). The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Subordinate Voting Shares and Multiple Voting Shares are substantially identical, except with respect to voting, conversion and subscription rights and transfer restrictions applicable to the Multiple Voting Shares. Each Subordinate Voting Share is entitled to one vote, and each Multiple Voting Share is entitled to 10 votes and is convertible into one Subordinate Voting Share automatically upon transfer, subject to certain exceptions. Holders of Subordinate Voting Shares and Multiple Voting Shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares, except to the extent that a separate vote of holders as a separate class is required by law. See “Description of Share Capital – Conversion”. The holders of Subordinate Voting Shares benefit from contractual provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares. See “Description of Share Capital – Take-Over Bid Protection”.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Our head and registered office is located at 1100 René-Lévesque Boulevard West, Suite 900, Montréal, Québec, H3B 4N4, Canada, and our telephone number is (514) 313-1190.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein). We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted. Readers are required to inform themselves about, and to observe any restrictions relating to, any offer of Securities and the possession or distribution of this Prospectus and any applicable Prospectus Supplement.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Nuvei Corporation at: 1100 René-Lévesque Blvd, 9th floor, Montréal, Québec, Canada, telephone: (514) 313-1190. In addition, copies of the documents incorporated by reference herein are also available electronically on SEDAR at www.sedar.com.

Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents of the Company filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a)	the annual information form of the Company dated March 17, 2021 for the year ended December 31, 2020 (the “Annual Information Form”);

b)	the audited consolidated financial statements of the Company as at and for the years ended December 31, 2020 and 2019, together with the notes thereto and the independent auditor’s report thereon;

c)	the management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2020 (the “Annual MD&A”);

d)

the unaudited condensed interim consolidated financial statements of the Company as at March 31, 2021 and for the three-month periods ended March 31, 2021 and 2020, together with the notes thereto (“Q1 Financial Statements”);

e)	the management’s discussion and analysis of financial condition and results of operations of the Company for the three-month period ended March 31, 2021 (the “Q1 MD&A”);

f)	the management information circular of the Company dated April 26, 2021 in connection with the annual meeting of shareholders of the Company to be held on May 28, 2021; and

g)

the material change report of the Company dated March 30, 2021 with respect to the closing of the Company’s secondary offering on a bought deal basis of Subordinate Voting Shares for gross proceeds to the selling shareholders of approximately US$552 million.

Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including any applicable exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, as applicable, filed prior to the commencement of the financial year of the Company in which such annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations, as applicable, shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders, as applicable, shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101— General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Such forward-looking information includes, but is not limited to, information with respect to our objectives and the strategies to achieve these objectives, as well as information with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. This forward-looking information is identified by the use of terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking information contains these terms and phrases.

Forward-looking information involves known and unknown risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking information. These risks and uncertainties include, but are not limited to, those described in greater detail under the sections “Summary of Factors Affecting our Performance” of our Annual MD&A and Q1 MD&A and the section “Risk Factors” of our Annual Information Form, including: risks relating to our business and industry, such as the ongoing COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic; the rapid developments and change in our industry; substantial and increasingly intense competition, both within our industry and from other payments methods; challenges in expanding into new geographic regions outside of Europe, the United States, the U.K. and Canada and continuing our growth within these markets; challenges in retaining existing clients, increasing sales to existing clients and attracting new clients; managing our growth effectively; difficulty to maintain the same rate of revenue growth as our business matures; net losses resulting from significant investments in our business; impact of our indebtedness on our business, financial condition and results of operation; concentration of our revenue from payment services; as well as risks relating to intellectual property and technology, risks relating to regulation and risks relating to our Subordinate Voting Shares. Our Annual MD&A, Q1 MD&A and Annual Information Form are available under our profile on SEDAR at www.sedar.com.

Forward-looking information is based on management’s beliefs and assumptions and on information currently available to management. Although the forward-looking information contained in this Prospectus and in the documents incorporated by reference herein is based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking information.

Consequently, all of the forward-looking information contained in this Prospectus and in the documents incorporated by reference herein is qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking information contained in this Prospectus and in the documents incorporated by reference herein represents our expectations as of the date hereof or as of the date it is otherwise stated to be made, as applicable, and is subject to change after such date. However, we disclaim any intention or obligation or undertaking to update or amend such forward-looking information whether as a result of new information, future events or otherwise, except as may be required by applicable law.

TRADEMARKS AND TRADE NAMES

This Prospectus and the documents incorporated by reference herein include certain trademarks and trade names, such as “Nuvei”, “SafeCharge” and “Smart2Pay”, which are protected under applicable intellectual property laws and are the property of Nuvei. Solely for convenience, our trademarks and trade names referred to in this Prospectus and in the documents incorporated by reference herein may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert our rights to these trademarks and trade names to the fullest extent under applicable law. All other trademarks used in this Prospectus or the documents incorporated by reference herein are the property of their respective owners.

CURRENCY AND EXCHANGE RATE DATA

Our financial statements and other financial data appearing in this Prospectus or the documents incorporated by reference herein are reported in U.S. dollars.

On May 19, 2021, the rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was C$1.00 = US$0.83 or US$1.00 = C$1.21.

Unless otherwise specified, all references to “$”, “US$”, “dollars” and “U.S. dollars” are to United States dollars, all references to “C$” are to Canadian dollars, and all references to “€” are to Euros.

NUVEI CORPORATION

Our Purpose

Making our world a local marketplace.

Our Business

We are a global provider of payment technology solutions to merchants and partners in North America, Europe, Asia Pacific and Latin America. We believe we are differentiated by our proprietary technology platform, which is purpose-built for high-growth mobile commerce and eCommerce markets. Our focus on technology, innovation and security enables us to design and develop solutions that are tailored for these markets. Our solutions span the entire payments stack and include a fully integrated payments engine with global processing capabilities, a turnkey solution for frictionless checkout experiences and a broad suite of data-driven business intelligence tools and risk management services. Through a single integration, we believe our technology platform makes it simple for merchants and partners to securely accept payments in over 200 markets worldwide with local acquiring in 44 markets and nearly 150 currencies, and for their customers to transact using 470 alternative payment methods and nearly 40 cryptocurrencies. We leverage our deep industry expertise and thought leadership in mobile commerce and eCommerce payments to serve merchants of all sizes, from small-and-medium sized businesses to large enterprises, operating in some of the most complex verticals across multiple geographic markets.

In short, we provide the payment technology and intelligence our merchants and partners need to succeed locally and globally, through one integration.

While global commerce continues to pivot online, mobile commerce and eCommerce channels are converging and creating new and fast-growing opportunities for merchants. According to eMarketer Inc.’s global eCommerce report dated January 2021, mobile commerce and eCommerce purchase volume, including transactions completed through mobile apps, e-Wallets, social media and websites, is expected to reach $6.4 trillion globally by 2024, up from $3.4 trillion in 2019, representing a compound annual growth rate of approximately 14%. Rapidly scaling across these commerce channels, however, can be complex and costly for merchants who rely on multiple payment providers in each local market. For example, merchants may use disparate and varied systems for gateway services, payment processing, online fraud prevention, business intelligence and more, creating operational distractions and workflow challenges, which result in additional costs and financial inefficiencies. In parallel, consumers expect a consistent transaction experience across all channels whether from a mobile device or computer. As a result, we believe merchants increasingly seek payment providers who have a unified approach and can offer end-to-end solutions to help them navigate this complex environment.

Our head and registered office is located at 1100 René-Lévesque Boulevard West, Suite 900, Montréal, Québec, H3B 4N4, Canada and our telephone number is (514) 313-1190.

Additional information about our business is included in the documents incorporated by reference into this Prospectus, which are available under our profile at www.sedar.com.

Recent Developments

On March 24, 2021, Nuvei closed a secondary offering on a bought deal basis by funds managed by Novacap Management Inc., Whiskey Papa Fox Inc., a holding company controlled by Philip Fayer, our Chair and Chief Executive Officer, CDP Investissements Inc., a wholly-owned subsidiary of Caisse de dépôt et placement du Québec (the “Caisse”), and David Schwartz, our Chief Financial Officer (together the “Selling Shareholders”), of an aggregate of 9,169,387 subordinate voting shares of the Company at a purchase price of US$60.22 per subordinate voting share for total gross proceeds to the Selling Shareholders of approximately US$552 million. As a result of this offering, as of the date of this Prospectus, a total of US$1,247,819,514.86 remains available for future offerings pursuant to this Prospectus. The Investor Rights Agreement was subsequently amended on May 20, 2021 to reduce the minimum shareholding required to be in effect by Caisse from 15% to 10% to in order for the Company to continue to be bound by the restrictive covenant regarding the maintenance of its head office within the Province of Québec.

On March 31, 2021, Nuvei announced it has joined the Canadian Gaming Association (“CGA”). The CGA is Canada’s premier national trade association working to advance the gaming industry across the country.

On April 16, 2021 Nuvei entered into a definitive agreement to acquire Mazooma Technical Services Inc. (“Mazooma”), a U.S. focused gaming and sports wagering payment technology provider for approximately $56 million plus additional consideration subject to the achievement of specific performance criteria (over a maximum 3-year period from the closing date) of up to a total maximum consideration of approximately $315 million. Approximately 24% of the consideration is expected to be paid via the issuance of subordinate voting shares with the remainder to be paid in cash. The TSX has conditionally approved the listing of the subordinate voting shares, subject to the Company fulfilling all the listing requirements of the TSX. The transaction is subject to customary closing conditions and is expected to close in the second quarter of 2021.

Mazooma is a leading account-to-account payments provider in U.S. online gaming and sports betting and holds 9 vendor registrations, with permission in 12 states, and holds money transmitter licenses and exemptions in a total of 47 states. Mazooma’s Instant Bank Transfer payment solution features same-day Automated Clearing House (ACH) for pay-ins and payouts; and through a partnership with Plaid, is connected to 11,000 financial institutions in the U.S. Mazooma is integrated with the majority of U.S. gaming platforms and online gaming and sports betting operators and is expected to process more than $2 billion of ACH total volume1 in 2021.

On April 28, 2021, we announced our deal with Wargaming Group Limited, an online gaming developer and publisher, pursuant to which Nuvei will provide local acquiring solutions and payment technology to Wargaming in the APAC market. APAC payment methods available to Wargaming players through their single integration with Nuvei include Paytm, NetBanking, UPI and RuPay in India, DANA in Indonesia, GCash in the Philippines, plus SCB, KTB, BAY and BBL in Thailand.

On May 6, 2021, Nuvei entered into a definitive agreement to acquire SimplexCC Ltd. (“Simplex”), a fintech startup providing the fiat infrastructure to the cryptocurrency industry, for approximately $250 million to be paid in cash. The transaction is subject to customary closing conditions, including regulator approval, and is expected to close in the second half of 2021.

Founded in 2014, Simplex has grown into a leading fiat-cryptocurrency gateway connecting market participants including exchanges, brokers, wallet and liquidity providers. Simplex delivers the infrastructure for users to buy or sell cryptocurrencies (i.e. on-ramp/off-ramp capabilities) using credit and debit cards. Through its proprietary fraud and risk management tools, Simplex provides a zero-chargeback guarantee to its customers, resulting in higher conversion rates. In addition, the acquisition will provide Nuvei with an electronic money institution (EMI) license to offer IBAN accounts to end users and corporations, and offers future banking and card issuing capabilities. As a principal member of the Visa network, Simplex has permission to issue Visa cards, giving its consumers access to digital currencies daily. Simplex processed approximately $500 million of total volume2 in 2020 and is expected to process more than $2.0 billion of total volume2 in 2021.

On May 7, 2021, Daniela Mielke, a director of the Company, was appointed to the Audit Committee and Governance, Human Resources and Compensation Committee of our board of directors (“Board”).

SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. Any Prospectus Supplement that we file in connection with an offering of Securities by selling securityholders will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

•	the number or amount of Securities of the class being distributed for the account of each selling securityholder;

[1]

Total volume does not represent revenue earned by Mazooma, but rather the total dollar value of transactions processed by merchants under contractual agreement with Mazooma. Total volume is explained in further detail in the Q1 MD&A.

[2]

Total volume does not represent revenue earned by Simplex, but rather the total dollar value of transactions processed by merchants under contractual agreement with Simplex. Total volume is explained in further detail in the Q1 MD&A.

•

the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Unless otherwise set forth in the applicable Prospectus Supplement, the Company will not receive any proceeds from any sale of any Securities by selling securityholders.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions contained in our articles of amalgamation (as amended) (the “Articles”) and by-laws. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles and by-laws.

Authorized Share Capital

Our authorized share capital consists of (i) an unlimited number of Subordinate Voting Shares, of which 55,845,914 were issued and outstanding as of May 19, 2021, (ii) an unlimited number of Multiple Voting Shares, of which 82,728,420 were issued and outstanding as of May 19, 2021 and (iii) an unlimited number of Preferred Shares, issuable in series, none of which were outstanding as of May 19, 2021.

The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable securities laws in Canada. We are exempt from the requirements of Part 12 of National Instrument 41-101 — General Prospectus Requirements on the basis that the securities that may be offered hereunder are the same class of securities distributed under the prospectus filed in connection with our initial public offering closed on September 22, 2020 (the “IPO”) and we were a private issuer within the meaning of such term under applicable securities laws in Canada immediately before our IPO.

Subordinate Voting Shares and Multiple Voting Shares

Except as described herein, the Subordinate Voting Shares and the Multiple Voting Shares have the same rights, are equal in all respects and are treated by Nuvei as if they were one class of shares.

Rank

The Subordinate Voting Shares and Multiple Voting Shares rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of the liquidation, dissolution or winding up of the Company. In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares are entitled to participate equally, share-for-share, in the remaining property and assets of the Company available for distribution to the holders of shares, without preference or distinction among or between the Subordinate Voting Shares and the Multiple Voting Shares, subject to the rights of the holders of any Preferred Shares.

Dividends

The holders of outstanding Subordinate Voting Shares and Multiple Voting Shares are entitled to receive dividends on a share-for-share basis at such times and in such amounts and form as our Board may from time to time determine, but subject to the rights of the holders of any Preferred Shares, without preference or distinction among or between the Subordinate Voting Shares and the Multiple Voting Shares. We are permitted to pay dividends unless there are reasonable grounds for believing that: (i) we are, or would after such payment be, unable to pay our liabilities as they become due; or (ii) the realizable value of our assets would, as a result of such payment, be less than the aggregate of our liabilities and stated capital of all classes of shares. In the event of a payment of a dividend in the form of shares, Subordinate Voting Shares shall be distributed with respect to outstanding Subordinate Voting Shares and Multiple Voting Shares shall be distributed with respect to outstanding Multiple Voting Shares.

Voting Rights

The holders of outstanding Subordinate Voting Shares are entitled to one vote per share and the holders of Multiple Voting Shares are entitled to 10 votes per share. As of May 19, 2021, the Subordinate Voting Shares collectively represented approximately 40.30% of our issued and outstanding shares and approximately 6.32% of the voting power attached to all of our issued and outstanding shares, and the Multiple Voting Shares collectively represented approximately 59.70% of our issued and outstanding shares and approximately 93.68% of the voting power attached to all of our issued and outstanding shares.

Conversion

The Subordinate Voting Shares are not convertible into any other class of shares. Each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one Subordinate Voting Share. Upon the first date that a Multiple Voting Share shall be held by a Person (as defined below) other than by a Permitted Holder (as defined below), the Permitted Holder which held such Multiple Voting Share until such date, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such Multiple Voting Share into a fully paid and non-assessable Subordinate Voting Share, on a share-for-share basis.

In addition:

•

all Multiple Voting Shares held by the Fayer Group Permitted Holders (as defined below) will convert automatically into Subordinate Voting Shares at such time that the Fayer Group Permitted Holders no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding Shares (as defined below).

•

all Multiple Voting Shares held by the Novacap Group Permitted Holders (as defined below) will convert automatically into Subordinate Voting Shares at such time that the Novacap Group Permitted Holders no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding Shares.

•

all Multiple Voting Shares held by the Caisse Group Permitted Holders (as defined below) will convert automatically into Subordinate Voting Shares at such time that the Caisse Group Permitted Holders no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding Shares.

For the purposes of the foregoing:

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person;

“Caisse Group Permitted Holders” means Caisse and any of its Affiliates;

“Fayer Group Permitted Holders” means (i) Mr. Philip Fayer and any Members of the Immediate Family of Mr. Philip Fayer, and (ii) any Person controlled, directly or indirectly, by one or more Persons referred to in clause (i) above;

“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse, or child (including any step-child) or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual;

“Novacap Group Permitted Holders” means Novacap TMT IV, L.P., Novacap International TMT IV, L.P., NVC TMT IV, L.P., Novacap TMT V, L.P., Novacap International TMT V, L.P., Novacap TMT V-A, L.P., NVC TMT V, L.P., NVC TMT V-A, L.P. and Novacap TMT V Co-Investment (Nuvei), L.P. and any of their Affiliates;

“Permitted Holders” means any of (i) the Fayer Group Permitted Holders, (ii) the Novacap Group Permitted Holders, and (iii) the Caisse Group Permitted Holders;

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company; and

“Shares” means, collectively, the Subordinate Voting Shares and the Multiple Voting Shares.

A Person is “controlled” by another Person or other Persons if: (i) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; (ii) in the case of a Person that is an unincorporated entity other than a limited partnership, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; or (iii) in the case of a limited partnership, the other Person is the general partner of such limited partnership; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

Subscription Rights

Pursuant to our Articles, in the event of any distribution or issuance, including by way of a share dividend (a “Distribution”) of voting shares of the Company (other than Subordinate Voting Shares issued upon the conversion of Multiple Voting Shares or voting shares issued pursuant to the exercise of a right attached to any security of the Company issued prior to the Distribution) (the “Subject Voting Shares”) or of securities convertible or exchangeable into Subject Voting Shares or giving the right to acquire Subject Voting Shares (other than options or other securities issued under compensatory plans or other plans to purchase Subject Voting

Shares or any other securities in favour of the management, directors, employees or consultants of the Company) (the “Convertible Securities” and, together with the Subject Voting Shares, the “Distributed Securities”), the Company shall issue to the holder(s) of Multiple Voting Shares rights to subscribe for that number of Multiple Voting Shares, or, as the case may be, for securities convertible or exchangeable into or giving the right to acquire, on the same terms and conditions, including subscription or exercise price, as applicable, mutatis mutandis (except for the ultimate underlying securities which shall be Multiple Voting Shares), as those stipulated in the Convertible Securities, that number of Multiple Voting Shares, respectively, which carry, in the aggregate, a number of voting rights sufficient to fully maintain the proportion of total voting rights (on a fully-diluted basis) associated with the then outstanding Multiple Voting Shares (the “Rights to Subscribe”).

The Rights to Subscribe shall be issued to the holder(s) of Multiple Voting Shares in a proportion equal to their respective holdings of Multiple Voting Shares and shall be issued concurrently with the completion of the Distribution of the applicable Distributed Securities. To the extent that any such Rights to Subscribe are exercised, in whole or in part, the securities underlying such Rights to Subscribe (the “Subscription Securities”) shall be issued and must be paid for concurrently with the completion of the Distribution and payment to the Company of the issue price for the Distributed Securities, at the lowest price permitted by the applicable securities and stock exchange regulations and subject (as to such price) to the prior consent of the exchanges but at a price not lower than (i) if the Distributed Securities are Subordinate Voting Shares, the price at which Subordinate Voting Shares are then being issued or distributed; (ii) if the Distributed Securities are Convertible Securities, the price at which the applicable Convertible Securities are then being issued or distributed; and (iii) if the Distributed Securities are Subject Voting Shares other than Subordinate Voting Shares, the higher of (a) the weighted average price of the transactions on the Subordinate Voting Shares on the TSX (or such other primary stock exchange on which they are listed, as the case may be) for the 20 trading days preceding the Distribution of such Subject Voting Shares or (b) the weighted average price of transactions on the Subordinate Voting Shares on the TSX (or such other primary stock exchange on which they are listed, as the case may be), the trading day before the Distribution of such Subject Voting Shares.

The privileges attached to Subscription Securities which are securities convertible or exchangeable into or giving the right to acquire Multiple Voting Shares shall only be exercisable if and whenever the same privileges attached to the Convertible Securities are exercised and shall not result in the issuance of a number of Multiple Voting Shares which increases the proportion (as in effect immediately prior to giving effect to the completion of the Distribution) of total voting rights associated with the Multiple Voting Shares after giving effect to the exercise by the holder(s) of the privileges attached to such Convertible Securities.

The right to receive Rights to Subscribe as described above, and the legal or beneficial ownership of the Rights to Subscribe, may be assigned in whole or in part among Permitted Holders, provided that written notice of any such assignment shall be sent promptly to the other holders of Multiple Voting Shares and the Company.

Subordinate Voting Shares have no pre-emptive or subscription rights to purchase any securities of the Company. An issuance of participating (equity) securities will not be rendered invalid due to a failure by the Company to comply with the foregoing.

Subdivision or Consolidation

No subdivision or consolidation of the Subordinate Voting Shares or the Multiple Voting Shares may be carried out unless, at the same time, the Multiple Voting Shares or the Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.

Certain Class Votes

Except as required by the Canada Business Corporations Act (the “CBCA”), applicable Canadian securities laws or our Articles, holders of Subordinate Voting Shares and Multiple Voting Shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares. Under the CBCA, certain types of amendments to our Articles are subject to approval by special resolution of the holders of our classes of shares voting separately as a class, including amendments to:

•	add, change or remove the rights, privileges, restrictions or conditions attached to the shares of that class;

•	increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of that class; and

•	make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of that class.

Without limiting other rights at law of any holders of Subordinate Voting Shares or Multiple Voting Shares to vote separately as a class, neither the holders of the Subordinate Voting Shares nor the holders of the Multiple Voting Shares shall be entitled to vote separately as a class upon a proposal to amend our Articles in the case of an amendment to (1) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class; or (2) create a new class of shares equal or superior to the shares of such class, which rights are otherwise provided for in paragraphs (a) and (e) of subsection 176(1) of the CBCA. Pursuant to our Articles, neither holders of our Subordinate Voting Shares nor holders of our Multiple Voting Shares will be entitled to vote separately as a class on a proposal to amend our Articles to effect an exchange, reclassification or cancellation of all or part of the shares of such class pursuant to Section 176(1)(b) of the CBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Subordinate Voting Shares and Multiple Voting Shares differently, on a per share basis, and such holders are not already otherwise entitled to vote separately as a class under applicable Canadian laws or our Articles in respect of such exchange, reclassification or cancellation.

Pursuant to our Articles, holders of Subordinate Voting Shares and Multiple Voting Shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of our shareholders under the CBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of our Subordinate Voting Shares and Multiple Voting Shares, each voting separately as a class.

Take-Over Bid Protection

Under applicable Canadian laws, an offer to purchase Multiple Voting Shares would not necessarily require that an offer be made to purchase Subordinate Voting Shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of Subordinate Voting Shares will be entitled to participate on an equal footing with holders of Multiple Voting Shares, the holders of Multiple Voting Shares have entered into a customary coattail agreement with Nuvei and a trustee, which we refer to as the “Coattail Agreement”. The following is a summary of the material attributes and characteristics of the Coattail Agreement. This summary is qualified in its entirety by reference to the provisions of that agreement, which contains a complete statement of those attributes and characteristics. The Coattail Agreement is available under our profile on SEDAR at www.sedar.com

The Coattail Agreement contains provisions customary for dual class, TSX-listed corporations designed to prevent transactions that otherwise would deprive the holders of Subordinate Voting Shares of rights under the take-over bid provisions of applicable Canadian securities legislation to which they would have been entitled if the Multiple Voting Shares had been Subordinate Voting Shares.

The undertakings in the Coattail Agreement do not prevent a sale by Permitted Holders of Multiple Voting Shares if concurrently an offer is made to purchase Subordinate Voting Shares that:

•	offers a price per Subordinate Voting Share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Multiple Voting Shares;

•

provides that the percentage of outstanding Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Multiple Voting Shares to be sold (exclusive of Multiple Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

•	has no condition attached other than the right not to take up and pay for Subordinate Voting Shares tendered if no shares are purchased pursuant to the offer for Multiple Voting Shares; and

•	is in all other material respects identical to the offer for Multiple Voting Shares.

In addition, the Coattail Agreement does not prevent the transfer of Multiple Voting Shares to a Permitted Holder, provided such transfer is not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities legislation). The conversion of Multiple Voting Shares into Subordinate Voting Shares shall not, in of itself constitute a sale of Multiple Voting Shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any sale of Multiple Voting Shares (including a transfer to a pledgee as security) by a holder of Multiple Voting Shares party to the Coattail Agreement will be conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Multiple Voting Shares are not automatically converted into Subordinate Voting Shares in accordance with our Articles.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Subordinate Voting Shares. The obligation of the trustee to take such action is conditional on Nuvei or holders of the Subordinate Voting Shares providing such funds and indemnity as the trustee may require. No holder of Subordinate Voting Shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Subordinate Voting Shares and reasonable funds and indemnity have been provided to the trustee.

The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada and (b) the approval of at least 66 2/3% of the votes cast by holders of Subordinate Voting Shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Subordinate Voting Shares held directly or indirectly by holders of Multiple Voting Shares, their affiliates and related parties and any persons who have an agreement to purchase Multiple Voting Shares on terms that would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.

No provision of the Coattail Agreement limits the rights of any holders of Subordinate Voting Shares under applicable law.

Preferred Shares

The Preferred Shares are issuable in series. Each series of Preferred Shares shall consist of such number of shares and having such rights, privileges, restrictions and conditions as may be determined by our Board prior to the issuance thereof. Holders of Preferred Shares, except as otherwise provided in the terms specific to a series of Preferred Shares or as required by Canadian laws, will not be entitled to vote at meetings of holders of shares, and will not be entitled to vote separately as a class upon a proposal to amend our Articles in the case of an amendment of the kind referred to in paragraph (a), (b) or (e) of subsection 176(1) of the CBCA. With respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the Preferred Shares will be entitled to preference over the

Subordinate Voting Shares, Multiple Voting Shares and any other shares ranking junior to the Preferred Shares from time to time and may also be given such other preferences over Subordinate Voting Shares, Multiple Voting Shares and any other shares ranking junior to the Preferred Shares as may be determined at the time of creation of such series.

The issuance of Preferred Shares and the terms selected by our Board could decrease the amount of earnings and assets available for distribution to holders of our Subordinate Voting Shares and Multiple Voting Shares or adversely affect the rights and powers of the holders of our Subordinate Voting Shares and Multiple Voting Shares without any further vote or action by the holders of our Subordinate Voting Shares and Multiple Voting Shares.

We have no current intention to issue any Preferred Shares.

Limitations on the Right to Own Securities

In addition to the limitations applicable to all businesses under applicable law (such as the Investment Canada Act, the Competition Act (Canada) and similar competition/antitrust legislation), the right to own our securities is subject to limitations imposed due to the nature of the products and services that we offer, as summarized below. Any shareholder seeking to acquire 10% or more of our shares or the voting rights attached to our shares or acquiring the power to exercise, directly or indirectly, an equivalent degree of control in us should carefully consider the regulatory framework within which we operate and the formalities that must be complied with. See sections of our Annual Information Form entitled “Business of Nuvei—Regulatory Environment—Payment Services and Electronic Money Regulation” and “Risk factors—Limitations imposed by the FCA, the Central Bank of Cyprus and the Dutch Central Bank on the right to own our securities may result in sanctions being imposed on our regulated subsidiaries and an acquiror of such securities in the event of non-compliance by such acquiror, and may reduce the value of our Subordinate Voting Shares.”

As a result of the acquisition of SafeCharge International Group Limited and the acquisition of Smart2Pay Global Services B.V., certain of our subsidiaries, specifically SafeCharge Financial Services Limited, SafeCharge Limited and Smart2Pay, are subject to various regulatory requirements deriving from PSD2 (in the United Kingdom (“U.K.”) and the Netherlands) and the Electronic Money Laws of 2012 and 2018 (implementing the Electronic Money Directive in Cyprus) and the Payment Services and Access to Payment Systems Laws of 2018 and 2019 (implementing PSD2 in Cyprus).

As such, each person who, alone or together with others, holds, acquires or increases a qualifying holding/control in any of these regulated subsidiaries, directly or indirectly (including by way of investment in Nuvei), as a result of which certain thresholds are reached or passed, will require prior approval or a declaration of no objection from the relevant regulator (the Financial Conduct Authority in the U.K., the Central Bank of Cyprus in Cyprus, and the Dutch Central Bank in the Netherlands) prior to obtaining such qualifying holding/control. This requirement to obtain prior approval or a declaration of no objection for qualifying holdings/changes in control in the regulated subsidiaries implements the requirements relating to qualifying holdings in payment services providers as set out in PSD2 and the Cyprus Electronic Money Institution (“EMI”), respectively.

A “qualifying holding” or “an acquisition of control” in U.K. terms, is a direct or indirect holding of 10% or more of the issued share capital of SafeCharge Financial Services Limited, SafeCharge Limited and/or Smart2Pay Global Services B.V., the ability to exercise directly or indirectly 10% or more of the voting rights in such regulated subsidiary, or the power to exercise, directly or indirectly, an equivalent degree of control in such regulated subsidiary.

Holders of such qualifying holdings or “controllers” in U.K. terms, will also be subject to certain additional notification requirements where the size of such holdings increase beyond or fall below certain thresholds, as required by Article 6 of PSD2 (as implemented in the U.K. and the Netherlands) and Article 3 of the EMI (as implemented in Cyprus).

Local laws, regulations and guidelines, including the EU Joint Guidelines on the prudential assessment of acquisitions and increases of qualifying holdings in the financial sector (JC/GL/2016/01), shall be taken into account in assessing a qualifying holding/control (e.g., the voting rights of any other shareholders with whom a person is acting in concert are also relevant in determining a person’s voting rights). Similar limitations are expected to apply with respect to the EMI license held by Simplex upon closing the acquisition.

DESCRIPTION OF DEBT SECURITIES

As of the date of this Prospectus, the Company has no Debt Securities outstanding. The Company may issue Debt Securities, separately or together, with Subordinate Voting Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or of any instalment receipt and pledge agreement (see below). Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture or of any instalment receipt and pledge agreement, as applicable. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities;

•	the price or prices at which the Debt Securities will be issued;

•	any limit on the aggregate principal amount of the Debt Securities;

•

the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

•	the covenants and events of default applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•	the authorized denominations in which registered Debt Securities and bearer Debt Securities will be issuable, as applicable;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;

•	whether or not the Debt Securities will be guaranteed by some or all of the subsidiaries of the Company, and the terms of any such guarantees;

•	whether the Debt Securities (or instalment receipts representing the Debt Securities, if applicable) will be listed on any securities exchange; and

•	any other terms of the Debt Securities which apply solely to the Debt Securities.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Subordinate Voting Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Subordinate Voting Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement may be represented by instalment receipts which will provide for payment for the Debt Securities on an instalment basis, the particular terms and provisions of which will be described in the applicable Prospectus Supplement and set out in an instalment receipt and pledge agreement or similar agreement. Any such instalment receipt will evidence, among other things,(a) the fact that a first instalment payment has been made in respect of the Debt Securities represented thereby, and (b) the beneficial ownership of the Debt Securities represented by the instalment receipt, subject to a pledge of such Debt Securities securing the obligation to pay the balance outstanding under such Debt Securities on or prior to a certain date. A copy of any such instalment receipt and pledge agreement or similar agreement, once executed, will be filed by the Company with securities regulatory authorities after it has been entered into and will be available under our profile on SEDAR at www.sedar.com.

DESCRIPTION OF WARRANTS

As of the date of this Prospectus, the Company has no Warrants outstanding. The Company may issue Warrants, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Warrants offered;

•	the price or prices, if any, at which the Warrants will be issued;

•	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

•	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants or Units or any combination thereof, as the case may be. The Subscription Receipts would be issued under an agreement or indenture. The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price or prices, if any, at which the Subscription Receipts will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

•	the Securities into which the Subscription Receipts may be exchanged;

•	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

•

the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;

•	the dates or periods during which the Subscription Receipts may be exchanged;

•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

•

provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the Subscription Receipt agent;

•	whether the Subscription Receipts will be listed on any securities exchange;

•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, noncertificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends (other than dividend equivalent payments, if any, or as otherwise set forth in any applicable Prospectus Supplement) or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Units will be offered;

•	the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•

any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

There have been no material changes to the Company’s share and loan capitalization since March 31, 2021, the date of our Q1 Financial Statements.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, if required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “Risk Factors”. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units.

In connection with any offering of Securities other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences generally applicable to an investor acquiring, holding and disposing any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure you that we will successfully address any or all of these risks. For additional information in respect of the risks affecting our business, see under the sections “Summary of Factors Affecting our Performance” of our Annual MD&A and Q1 MD&A and the section “Risk Factors” of our Annual Information Form, which are available under our profile on SEDAR at www.sedar.com.

EXEMPTIONS UNDER SECURITIES LAWS

The Company previously applied for and has been granted an exemption pursuant to Section 11.1 of NI 44-102 requesting relief from the requirement under Section 6.3(1)3 of NI 44-102 to include a prospectus certificate signed by each agent or underwriter who, with respect to the Securities offered by any Prospectus Supplement, is in a contractual relationship with the Company to the extent that such agent or underwriter is not a registered dealer in any Canadian jurisdiction (a “Foreign Dealer”). Accordingly, such Foreign Dealer would not, directly or indirectly, make any offers or sales to persons in a province or territory of Canada. All sales of Securities pursuant to any Prospectus Supplement to persons in a province or territory of Canada would solely be made through other agents or underwriters that are duly registered in the applicable Canadian jurisdictions where any offer of Securities will be made (the “Canadian Dealers”); and the Prospectus Supplement would include a certificate signed by each Canadian Dealer in compliance with Section 6.3(1)3 of NI 44-102. The granting of the exemption was evidenced by the issuance of a receipt in respect of the short form base shelf prospectus of the Company dated December 7, 2020 amended and restated hereby.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters will be passed upon on our behalf by Fasken Martineau DuMoulin LLP. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian law.

EXPERTS

There is no person or company whose profession or business gives authority to a report, valuation, statement or opinion made by such person or company and who is named as having prepared or certified a report, valuation, statement or opinion in this Prospectus other than PricewaterhouseCoopers LLP.

Our independent auditor, PricewaterhouseCoopers LLP, has confirmed that it is independent with respect to the Company within the meaning of the Code of Ethics of the Ordre des comptables professionnels agréés du Québec.

INDEPENDENT AUDITOR, TRANSFER AGENT AND REGISTRAR

Our independent auditor is PricewaterhouseCoopers LLP, 1250 René-Lévesque boulevard West, Montréal, Québec H3B 4Y1.

The transfer agent and registrar for our Subordinate Voting Shares and Multiple Voting Shares is AST Trust Company (Canada) at its principal office in Montréal, Québec.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

Daniela Mielke, a director of the Company, resides outside of Canada and has appointed the Company at 1100 René-Lévesque Boulevard West, Suite 900, Montréal, Québec, H3B 4N4, Canada as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), the Corporation may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Corporation or another entity. The CBCA also provides that the Corporation may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to the Corporation’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Corporation’s by-laws require it to indemnify to the fullest extent permitted by the CBCA each of its current or former directors or officers and each individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Corporation or another entity.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBIT INDEX

Exhibit Number	Description

3.1*	Underwriting Agreement

4.1	Annual Information Form of the Registrant dated March 17, 2021 for the year ended December 31, 2020

4.2	Audited Consolidated Annual Financial Statements of the Registrant as at and for the years ended December 31, 2020 and December 31, 2019, together with the notes thereto and the auditors’ report thereon

4.3	Management’s Discussion and Analysis of the Registrant for the year ended December 31, 2020

4.4	Material Change Report dated March 30, 2021

4.5	Management Information Circular of the Registrant dated April 26, 2021 for the Annual Meeting of Shareholders held on May 28, 2021

4.6	Unaudited Condensed Interim Consolidated Financial Statements of the Registrant as at March 31, 2021 and for the three-month periods ended March 31, 2021 and 2020, together with the notes thereto

4.7	Management’s Discussion and Analysis of the Registrant for the three-month period ended March 31, 2021

4.8	Material Change Report dated June 17, 2021

4.9	Unaudited Condensed Interim Consolidated Financial Statements of the Registrant as at June 30, 2021 and for the three and six-month periods ended June 30, 2021 and 2020, together with the notes thereto

4.10	Management’s Discussion and Analysis of the Registrant for the three and six-month period ended June 30, 2021

5.1	Consent of PricewaterhouseCoopers LLP

5.2	Consent of Fasken Martineau DuMoulin LLP

5.3	Consent of McCarthy Tétrault

6.1	Power of Attorney (included on the signature page)

7.1*	Form of Indenture

*	To be Filed by subsequent amendment.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

Concurrently with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of the Registrant agent for service shall be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on October 4, 2021.

NUVEI CORPORATION

By:	/s/ David Schwartz
Name: David Schwartz
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Philip Fayer and David Schwartz, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Fayer Philip Fayer	Chairman and Chief Executive Officer (Principal Executive Officer)	October 4, 2021

/s/ David Schwartz David Schwartz	Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2021

/s/ Michael Hanley Michael Hanley	Lead Director	October 4, 2021

/s/ David Lewin David Lewin	Director	October 4, 2021

/s /Daniela Mielke Daniela Mielke	Director	October 4, 2021

/s/ Pascal Tremblay Pascal Tremblay	Director	October 4, 2021

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on October 4, 2021.

NUVEI TECHNOLOGIES INC.

By:	/s/ David Schwartz
Name: David Schwartz
Title: Chief Financial Officer

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